UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

The Children’s Place, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee previously paid with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

April 3, 2017

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Thursday, May 11, 2017 at 8:30 a.m. at 500 Plaza Drive, Secaucus, New Jersey.

At the Annual Meeting, we will ask you to elect the members of the Board of Directors, ratify the selection of the independent registered public accounting firm, and hold advisory votes concerning named executive officer compensation.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the Annual Meeting and provides information about the Company that you should consider when you vote your shares.

It is important that you be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we hope that you will vote on the matters to be considered. You may vote your proxy via the internet, by telephone, or by mail by signing, dating and returning your proxy card in the envelope provided.

Very truly yours,

Norman Matthews
Chairman of the Board

April 3, 2017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders of The Children’s Place, Inc. will be held at 500 Plaza Drive, Secaucus, New Jersey on Thursday, May 11, 2017, at 8:30 a.m., for the following purposes:

1.	To elect the nine members of the Board of Directors to serve for one-year terms;

2.	To ratify the selection of BDO USA, LLP, as the Company’s independent registered public accounting firm for fiscal 2017;

3.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”); and

4.	To conduct an advisory vote to recommend the frequency of the Say-on-Pay vote.

Stockholders of record at the close of business on March 31, 2017 are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the Annual Meeting. You may vote your proxy via the internet or by telephone by following the instructions included on your proxy card. You may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

By order of the Board of Directors,

Bradley P. Cost

Senior Vice President, General Counsel and Secretary
The Children’s Place, Inc.

500 Plaza Drive
Secaucus, New Jersey 07094

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

(i)

(ii)

GENERAL INFORMATION

The Children’s Place, Inc. (referred to in this Proxy Statement as “we,” “The Children’s Place” or the “Company”) is sending you this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”).

We are mailing a printed copy of this Proxy Statement, a proxy card and the 2016 Annual Report on Form 10-K of the Company (the “Annual Report”) to our stockholders beginning on or about April 7, 2017. The Annual Report mailed with the Proxy Statement is not part of the proxy-soliciting material.

Annual Meeting

•	Date: Thursday, May 11, 2017

•	Time: 8:30 a.m. (Eastern)

•	Place: 500 Plaza Drive, Secaucus, New Jersey

Matters to be Voted on

Proposal 1	—	Election of the Nine Members of the Board Directors.

Proposal 2	—	Ratification of Selection of Independent Public Accounting Firm.

Proposal 3	—	Advisory Vote on Named Executive Officer Compensation (“Say-on-Pay”).

Proposal 4	—	Advisory Vote on the Frequency of the Say-on-Pay Vote.

Admission

We do not require tickets for admission to the meeting but do limit attendance to stockholders on the record date or their proxy holders. Please bring proof of your Company stock ownership, such as current brokerage statement, and photo identification. Only stockholders or their valid proxy holders may attend the meeting.

Who Can Vote

The Company has one class of voting stock outstanding: common stock, par value $0.10 per share (the “Common Stock”). If you were a record owner of Common Stock on March 31, 2017, the record date for voting at the Annual Meeting, you are entitled to vote at the Annual Meeting. At the close of business on March 31, 2017, there were 17,538,490 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock has one vote.

How to Vote

You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so by mail, using the internet or by telephone. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy.

Voting by Proxy

Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. You may vote your proxy by mail, using the internet or by telephone, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether you wish to vote for or against or abstain from voting on each nominee for Director, the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2017, and the approval of the compensation for the Company’s named executive officers on an advisory basis

1

(“Say-on-Pay”), and you can specify as to whether you recommend a frequency of the Say-on-Pay vote of every one, two or three years, or you can abstain from such vote.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named on the voting web site and your proxy card as the Proxy Committee (the “Proxy Committee”) will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting. Attending the Annual Meeting alone will not be deemed to revoke your proxy.

•	Vote by Mail

You can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 10, 2017.

•	Vote by Internet

You can vote your shares via the internet on the voting web site, which is www.voteproxy.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 10, 2017. Our internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.

•	Vote by Telephone

If you reside in the United States, Canada or Puerto Rico, you can also vote your shares by telephone by calling the toll-free number provided on the voting web site (www.voteproxy.com) and on the proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 10, 2017. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.

Voting in Person at the Annual Meeting

If you wish to vote in person at the Annual Meeting, written ballots will be available from the ushers at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Voting by proxy, whether by mail, using the internet or by telephone, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. Attending the Annual Meeting alone will not be deemed to revoke your proxy.

2

PROXY SUMMARY

The below summary highlights certain information contained in this Proxy Statement. As it is only a summary, please review the entire Proxy Statement and the accompanying Annual Report before you vote.

Fiscal 2016 Performance Highlights

Fiscal 2016 was an exceptional year for our Company.

•	Created Significant Stockholder Value. We are an industry leader in terms of creation of stockholder value. During fiscal 2016, our stock price increased 45.6% and our total stockholder return (“TSR”) was in the 94th percentile of our Peer Group. See “Executive and Director Compensation—Compensation Discussion and Analysis—Peer Group” at page 52 below for a listing of the members of our Peer Group.

	➢	Whether measured against major U.S. stock indices, retail and apparel stock indices, major U.S. retailers’ stock performance or our Peer Group of specialty retailers’ stock performance, our stock performance in fiscal 2016 was superior.

•	Returned Significant Capital to Stockholders. In fiscal 2016, we returned $166 million, or over 83% of our cash from operations, to our stockholders in the form of stock repurchases and dividends.

•	Delivered Outstanding Financial Results. We delivered outstanding financial results in fiscal 2016.

	➢	We recorded a 4.9% increase in comparable retail sales in fiscal 2016.

	➢	Adjusted earnings per share (“EPS”) increased 51% to $5.43 in fiscal 2016 from $3.60 in fiscal 2015.

	➢	Adjusted operating margin increased 33% to 8.5% in fiscal 2016 from 6.4% in fiscal 2015.

•	Made Significant Progress on Strategic Growth Initiatives. We continued to make significant progress on our four key strategic growth initiatives.

Our performance is even more outstanding when viewed against the backdrop of an intensely competitive, highly promotional, and “over-stored” retail industry in which most retailers failed to deliver.

Stockholder Value

We significantly out-performed the major U.S. stock indices, retail and apparel stock indices, and the stock performance of our Peer Group of specialty retailers and other major U.S. retailers in fiscal 2016:

Major Stock Indices/FY15 End To FY16 End
(Percent Change)

3

Retail and Apparel Stock Indices/TCP Peer Group FY15 End To FY16 End
(Percent Change)

U.S. Retailers/FY15 End To FY16 End
(Percent Change)

4

➢	Our TSR was in the 94th percentile of our Peer Group of 17 specialty retailers in fiscal 2016.
➢	Our 3-year TSR was in the 100th percentile of our Peer Group.
➢	Our 5-year TSR was in the 82nd percentile of our Peer Group.

➢	On January 27, 2017 (the last business day of fiscal 2016), the closing price of our Common Stock was $94.80, a 45.6% increase from the beginning of the 2016 fiscal year.

➢	During fiscal 2016, our Common Stock closed on December 9, 2016 at $110.68 which, at the time, was an all-time high.

➢	On March 31, 2017, the closing price of our Common Stock was $120.05.

5

Return of Capital

In fiscal 2016, we returned a significant amount of capital to our stockholders in the form of stock repurchases and dividends:

➢	We returned over 83% of our cash from operations to our stockholders in fiscal 2016.

➢	We repurchased over $150 million of our Common Stock in fiscal 2016, resulting in the purchase of over $500 million of our Common Stock over the past five fiscal years and over $750 million since we began our capital return program in 2009.

➢	We paid approximately $15 million in dividends in fiscal 2016.

➢	We have increased our dividend payment three times since inception in 2014, including a 100% increase announced in the first quarter of fiscal 2017 from an annual dividend of $0.80 per share to $1.60 per share.

Financial Results

We delivered outstanding financial results in fiscal 2016:

➢	We recorded a 4.9% increase in comparable retail sales in fiscal 2016.

➢	We delivered an increase in comparable retail sales in each quarter during fiscal 2016.

➢	We have achieved three consecutive years of positive comparable retail sales.

6

➢	In fiscal 2016, our GAAP operating income increased 64% to $147.4 million from $90.1 million in fiscal 2015.

➢	Our adjusted operating income increased 37% to $151.7 million in fiscal 2016 from $110.8 million in fiscal 2015.

➢	In fiscal 2016, our GAAP operating margin (operating income divided by net sales) increased 60% to 8.3% from 5.2% in fiscal 2015.

➢	Our adjusted operating margin increased 33% in fiscal 2016 to 8.5% from 6.4% in fiscal 2015.

➢	In fiscal 2016, we made significant progress toward our milestone of a 10% adjusted operating margin.

A reconciliation of Non-GAAP (Adjusted) financial information to GAAP financial information provided herein is set forth in Annex A to this Proxy Statement.

7

➢	In fiscal 2016, our GAAP EPS increased 93% to $5.40 per diluted share from $2.80 per diluted share in fiscal 2015.

➢	Our adjusted EPS increased 51% to $5.43 per diluted share in fiscal 2016 from $3.60 per diluted share in fiscal 2015.

➢	We generated cash from operations of approximately $199 million in fiscal 2016, having consistently generated strong levels of cash from operations for three consecutive fiscal years.

➢	We ended fiscal 2016 with minimal debt on our balance sheet. Our strong operating cash flow permitted us to return significant capital to our stockholders and to make the capital expenditures necessary to significantly advance our business transformation through technology initiative.

8

➢	We generated outstanding returns on our invested capital, equity and assets compared to our Peer Group in fiscal 2016 and in fiscal 2014-2016.

➢	The investments we are making in our transformation strategy, including investments in our business transformation through technology initiative, are producing impressive returns.
9

Progress on Strategic Growth Initiatives

Our strategic vision was set by our CEO in 2010. We are a leading global, omni-channel children’s apparel brand. Our four key strategic initiatives, which are supported by a foundation of operational excellence and a best in class management team, are:

➢	Product Focus. Product is, and will always be, our number one priority. Due to the strength of our design, sourcing and merchandising teams, we consistently deliver product that meets or exceeds our customers’ requirements. We strive to ensure that we have the right product, in the right channels of distribution, at the right time. The combination of our very talented product teams, coupled with our new inventory management tools, allowed us to make significant progress in fiscal 2016 through more frequent deliveries of updated, trend-right fashion, and increased penetration of wear-now, seasonally appropriate apparel, accessories and footwear.

➢	Business Transformation Through Technology. In fiscal 2016, we made significant further on-time and on-budget progress on our business transformation through technology initiative which will continue to improve sales and margin. There are two key components of this initiative: inventory management and digital transformation.

•	Inventory Management. Our new inventory management systems continue to drive gross margin expansion, as evidenced by eight consecutive quarters of increases in merchandise margin and average unit retail price (AUR). Specifically, our assortment planning and allocation and replenishment tools are continuing to enhance inventory productivity. In fiscal 2016, we launched our size and pack optimization tool and a new order planning and forecasting system, and expanded our number of store tiers.

•	Digital Transformation. Fiscal 2016 also saw progress on our digital transformation initiative which will enhance our customers’ shopping experience across channels and drive improvements in customer acquisition, retention and engagement. These initiatives consist of: enhancing our digital foundation; digital capabilities and omni-channel experience; increasing customer engagement; and developing our customer marketing platform. Specifically, in fiscal 2016 we:

▪	Improved our mobile site by enhancing the search capabilities and the browse, navigation and checkout functions.

▪	Re-launched two important programs: our private label credit card program and our customer loyalty program, designed to reward our most loyal customers with enhanced value and simplicity and to increase spend by these customers.

▪	Successfully piloted our first omni-channel initiative: reserve online, pick-up in store and began work on additional omni-channel initiatives, including buy online, pick-up in store.

➢	Global Growth Through Channel Expansion. Our e-commerce, international and wholesale channels continue to grow and expand our global footprint making us less reliant on U.S. brick and mortar-based store growth.

•	E-Commerce. We continue to leverage our e-commerce channel to enhance our brand recognition globally and to drive e-commerce sales domestically and internationally, including in Canada and India, and in China through our flagship e-commerce store on TMall which opened in October 2016. In fiscal 2016, our e-commerce sales constituted almost 20% of our total North American sales.

•	International. Our international operations continued to expand in fiscal 2016. We opened 48 new points of distribution (stores, shop-in-shops and e-commerce sites), and at fiscal year-end had 150 points of distribution in 17 countries operated by six franchise partners.

•	Wholesale. In fiscal 2016, we expanded our relationship with Amazon through the launch of a merchandise replenishment program, adding to our existing fashion wholesale business with them.
10

➢	Optimization of Our Store Fleet. In fiscal 2016, we continued to optimize our store fleet.

•	Planned Closure of Underperforming Stores. We continued to execute our planned closures of underperforming stores: 34 stores were closed in fiscal 2016 and a total of 142 stores were closed in fiscal 2013-2016; with a target of closing a total of 300 stores through 2020.

•	Improved Profitability. Our store fleet optimization initiative has resulted in improved comparable retail store sales and improved profitability in our e-commerce business and remaining stores. On average, we continued to experience positive sales transfer rates from the stores we have closed of approximately 20%.

•	Continuing Opportunity. The combination of 80% of our store fleet having a lease action over the next four years, an average remaining lease term for our stores of less than three years, and the current tenant friendly lease environment permitting the renegotiation of occupancy costs, provides us with an opportunity to continue to optimize our store fleet portfolio and improve our total enterprise profitability.

11

Governance and Executive Compensation Highlights

Our Board of Directors and Company have proactively, in concert with our stockholders, established a governance framework and adopted corporate governance and executive compensation practices which provide support for our business and promote the achievement of our strategic growth initiatives, all in order to create value and serve the best interests of our stockholders.

Governance Highlights

What We Do
Declassified Board of Directors	All of our directors are elected annually.
Proxy Access Rights	Proxy materials may include the names of up to two directors, (or, if greater, that number equal to 20% of the Board) nominated by up to 20 stockholders who have continuously owned 3% or more of our Common Stock for three or more years.
Stockholders May Call Special Meetings	Holders of 25% or more of our Common Stock may call special stockholder meetings.
Favorable Advance Notice Proxy Proposal Provisions	Provide for a longer notice window for the submission of stockholder proposals and provide greater certainty as to when proposals must be submitted.
Conduct Annual Board, Committee and Individual Director Self-Assessments	Detailed scoring of performance and effectiveness of the Board, Board committees and individual directors.
Conduct an Annual Mapping of Director Skillsets and Experience to Our Strategy	Assessment and cataloging of director skills and experience that support our business and promote the achievement of our strategic initiatives; identification of any gaps to fill.
Policies on Director Refreshment, Succession Planning and Diversity

Annual director self-assessments and skillset mapping inform steps to be taken in furtherance of these policies.

•    3 independent directors added since 2015

•    our directors’ tenure ranges from 1 to 9 years, providing the Board with fresh perspectives and the benefit of experience

•    average tenure of our continuing independent directors is 4.25 years

•    one-third of our continuing directors are women

Limit the Number of Public Boards on Which a Director May Serve to Four	Promotes full engagement of directors.

12

Stock Ownership Guidelines	Require meaningful stock ownership and retention requirements for our CEO, executive officers and independent directors.
Majority Voting for Directors	Promotes accountability to stockholders.
Strive for Transparent Disclosure	Proxy statement and other reports filed with the SEC.
Focus on Environmental, Social and Governance (ESG) Matters of Importance to Our Brand	We have a robust responsible sourcing function in each country in which we source our products. The health, welfare and safety of the labor force in third-party factories with whom we do business is an important component of our global sourcing activities.

What We Do NOT Do
No “Single-Trigger” Equity Vesting on a Change in Control	“Double-trigger” equity vesting applies to all outstanding and future equity awards.
No Super-Majority Voting	No stockholder action under either our charter or bylaws requires a super-majority vote.
Do Not Permit Our Executives, Employees or Directors to Hedge or Pledge Our Common Stock	We maintain a strict trading calendar during which executives, employees and directors may and may not buy/sell our Common Stock.
Do Not Combine the Roles of Our CEO and Chairman of the Board	Roles are separated.

13

Our Board of Directors

Tenure and Diversity. Our continuing directors’ tenure ranges from 1 to 9 years, providing the Board with fresh perspectives and the benefit of experience. Additionally, our Board is well balanced in terms of gender.

TENURE

Average Tenure of Our Continuing Independent Directors = 4.25 Years

GENDER

14

Skills and Experience. We believe that our Board is comprised of persons possessing the diverse skills and experience necessary to further our strategy and to address the risks we face in the rapidly changing business environment in which we operate. The Board has been shaped by actions taken over the years in furtherance of the Board’s policy of director refreshment based on the Board’s annual self-assessment and director skillset mapping activities. These skills and experience are illustrated below.

See “Board Nominees for Directors—Summary of Director Core Competencies” beginning on page 29 below for additional information concerning the skills and experience of our individual directors.

15

2016 Executive Compensation Highlights

What We Do

Pay for Performance
Pay for Performance – A Substantial Majority of CEO Total Compensation Awarded, at Target, was Performance-Based in Fiscal 2013-2016

Each year, a significant percentage of management’s compensation is “at-risk”, tied to Company performance.

Fiscal 2016 marks the 4th consecutive year that a substantial majority of our CEO’s total compensation awarded, at target, was performance-based.

Pay for Performance – CEO’s Equity Award in Fiscal 2016 was 100% Performance-Based

Unlike all of the other CEOs in our Peer Group, 100% of our CEO’s equity award was performance-based in fiscal 2016.

Our CEO’s annual equity awards have been 100% performance-based during the four-fiscal year period 2013-2016 (i.e., no service or time-based equity awards).

Measure Performance
Performance Metrics for our Annual Bonus Plan and LTIP Measure Progress on our Strategic Growth Initiatives

Our annual bonus plan and long-term incentive plan (LTIP) provide for 1-year and 3-year performance periods, respectively, using performance metrics that:

•   directly measure progress made in achieving our strategic growth initiatives;

•   hold management accountable for financial results over which they have more direct influence; and

•   are key value creation drivers in the specialty retail industry.

Annual Bonus Plan Metric:

Adjusted operating income – measures progress on our strategic growth initiatives by measuring our operating performance.

LTIP Metrics:

Adjusted earnings per share (EPS) – measures progress on our strategic growth initiatives by measuring profitability.

Adjusted return on invested capital (ROIC) – measures the progress on our strategic initiatives, including the investments we are making in our business transformation through technology initiative.

Adjusted operating margin expansion – measures progress toward our milestone of a 10% adjusted operating margin.

16

Other Important Practices
Performance Targets for our Annual Bonus Plan and LTIP are Set at Levels that Exceed the Prior Period’s Actual Results	The performance goals set each year by our Compensation Committee are designed to challenge our executives to continue to achieve results that drive total stockholder return (TSR).
“Clawback” of Incentive Compensation	Both our annual bonus plan and LTIP provide for the repayment of incentive compensation under various circumstances, including restatement of financial statements.
Mitigate Undue Risk	We have caps on bonuses paid to executives and on the number of performance shares which can be earned. We also have an annual cap on the amount of equity that may be awarded to our Independent Directors.
Conduct an Annual Benchmarking of Executive and Independent Director Compensation	In concert with the Compensation Committee’s independent compensation consulting firm.
Conduct an Annual Compensation Risk Assessment
Conduct an Annual Peer Group Review

What We Do NOT Do
Do Not Gross-Up Golden Parachute Excise Taxes or Taxes on Perquisites or Benefits	Reimbursement of standard relocation expenses is the only exception.
Do Not Provide Special or Supplemental Retirement Benefits	We offer standard, limited perquisites and benefits.
Do Not Allow Repricing of Equity Awards Without Stockholder Approval	Our 2011 Equity Incentive Plan requires stockholder approval for any repricing of awards.

CEO Compensation

The Compensation Committee and the Board have assessed our CEO’s role in achieving the Company’s industry-leading stock performance and outstanding financial and operational results in fiscal 2016. The discussion focused on Ms. Elfers’ leadership in developing our strategic growth initiatives and effecting the successful transformation of the Company. The Compensation Committee and the Board recognized that, under Ms. Elfers’ strong strategic leadership, the Company has been a leading performer in the retail industry and has transformed into a leading global, omni-channel children’s apparel brand.

The Compensation Committee and the Board reviewed Ms. Elfers’ outstanding performance and contributions in fiscal 2016, with a special emphasis on:

•	Our industry-leading stock performance and the achievement of outstanding financial and operational results.

17

•	As our Chief Executive Officer, Ms. Elfers set our strategic vision, developed our four key strategic growth initiatives, and led our successful company-wide, multi-year transformation to a leading global, omni-channel children’s apparel brand, by

•	assembling, motivating and leading a best-in-class management team, and

•	delivering our transformative results by fostering a culture of operational excellence, while at the same time,

•	taking on the additional responsibilities of Chief Merchant and Chief Digital Officer, roles that are critical to our success.

Following this assessment, the Compensation Committee, in consultation with its independent compensation consultants, recommended to the Board that, based on the outstanding results achieved, the magnitude of the progress made on our strategic growth initiatives, and the additional responsibility for merchandising and e-commerce that Ms. Elfers assumed in fiscal 2016, Ms. Elfers be provided with the following:

•	For fiscal 2016, a one-time special bonus of $4 million.

•	In fiscal 2017, the grant of $4 million of time-based RSUs vesting one-third annually over three years, in recognition of the critical role Ms. Elfers will continue to play to achieve sustained improvement in performance and continued creation of stockholder value, and the importance of motivating and retaining such a key talent (awarded in addition to performance-based RSUs granted to our CEO on an annual basis).

➢	In approving this TRSU award, the Committee and the Board recognized that no time or service-based equity awards had been granted to our CEO since fiscal 2012.

•	For fiscal 2017 and subsequent fiscal years, a performance-based target bonus of 160% of annual salary, with a maximum bonus of 2x target.

Engagement with our Stockholders and Other Constituencies

Outreach to Stockholders

Frequency and Scope. Our governance framework provides important support for our business and promotes the achievement of our strategic initiatives, all in order to serve the best interests of our stockholders. We understand the importance of assessing our corporate governance and executive compensation practices regularly, and fiscal 2016 marked the 5th consecutive year that members of our Board and senior management have engaged in stockholder outreach activities.

During fiscal 2016, we invited institutional stockholders holding almost 70% of our Common Stock at the time to participate with us in a meeting or teleconference to discuss corporate governance, executive compensation and other matters of importance to our stockholders. We spoke with stockholders holding almost 50% of our Common Stock. This outreach was led by the Chairs of our Nominating & Corporate Governance and Compensation Committees and included members of our senior management.

Topics Discussed. During the 2016 outreach, we and our stockholders discussed:

➢	The history and results of the Company’s outreach activities over the past five years.

➢	The many important corporate governance and executive compensation changes and enhancements adopted by our Board of Directors, including based upon the input received from stockholders from our continuing dialogue with them. See “Governance Highlights” beginning on page 12 above and “2016 Executive Compensation Highlights” beginning on page 16 above for the topics we invited discussion on.

➢	Specific corporate governance and executive compensation topics identified as important by our stockholders.

18

•	Alignment between our strategic initiatives and our governance and executive compensation policies and practices – Every stockholder we spoke with was interested in discussing this topic:

▪	Governance – Board Composition. In the governance area, we spoke about the detailed, annual independent directors’ self-assessments which score Board, Board committee and individual director performance and effectiveness, and which map director skillsets to our strategic initiatives. We discussed with our stockholders how this annual activity informs our Board’s assessment of what skills and experience are currently represented in the boardroom that support our business and promote the achievement of our strategic objectives, and what skills may be needed in the future as the Company pursues the enhancement of its position as a leading global, omni-channel children’s apparel brand. This process has led to the steps taken in furtherance of our policies of director refreshment, succession planning and diversity.

▪	Executive Compensation – Performance Metrics and Targets. On the topic of executive compensation, we discussed performance metrics for our annual and long-term incentive compensation plans and the setting of performance targets using those metrics.

o	Performance Metrics. The performance metrics for our annual bonus plan (adjusted operating income) and LTIP (adjusted EPS, adjusted ROIC and adjusted operating margin expansion) were selected by our Compensation Committee, based on among other items input from our stockholders during our fiscal 2015 outreach, because the metrics:

–	directly measure progress in achieving our strategic growth initiatives;

–	hold management accountable for financial results over which they have more direct influence; and

–	are key value creation drivers in the specialty retail industry in which we operate.

o	Performance Targets. In addition, we discussed our Compensation Committee’s practice of setting:

–	target performance compensation at a level that exceeds the prior year’s actual performance; and

–	maximum performance compensation at a “stretch” level that challenges management to strive for achievement.

•	Risk oversight and independent director compensation – Certain stockholders raised these topics for discussion:

▪	Governance – Risk Oversight. On this subject, we discussed the role of our Audit Committee and Board in the identification, ranking and mitigation of major strategic, operational, financial and compliance risks faced by our Company in its domestic and international operations.

o	Audit Committee. Our Audit Committee receives reports on a regular basis concerning the activities of the Company’s Strategic Risk Committee (SRC). The SRC is composed of members of senior management, meets regularly on a bi-weekly basis, and is advised by third-party experts where appropriate (e.g., technical and legal experts on cybersecurity matters).

o	Board of Directors. Our Board receives regular reports from the Chair of the Audit Committee on the Audit Committee’s activities involving the SRC, and the Board meets with members of the SRC to discuss risk identification and mitigation activities. The Board also meets with the Company’s third-party experts to obtain their perspective on various matters (e.g., cybersecurity). Finally, our directors apply the breadth and depth of their own experience in domestic and

19

international business operations, finance and accounting, and other fields in this risk oversight function.

▪	Compensation – Independent Director Compensation. With other stockholders, we addressed the compensation paid to our independent directors, including how it is determined, who is involved in advising on its composition and amount, and what controls are in place concerning this compensation. We discussed the cash and time-based equity components of independent director compensation, the role of the Compensation Committee’s independent compensation consulting firm (Semler Brossy Consulting Group, LLC) in conducting industry and peer group benchmarking studies and making recommendations to the Compensation Committee based on these studies and on the firm’s experience, and that the Company’s 2011 Equity Incentive Plan contains an annual cap on the amount of equity that may be awarded to each independent director.

•	Functioning of our Board – Finally, other stockholders inquired about this topic, one year after the 2015 proxy contest:

▪	Committed and Collaborative Board of Directors. In addressing this question, the Chair of our Nominating & Corporate Governance Committee stressed two points: (i) our Board’s unwavering and unanimous commitment to the Company’s strategy set by our CEO in 2010 when she arrived at The Children’s Place and (ii) that our Board continues to function constructively and collaboratively to drive progress and deliver value to stockholders.

Conclusions Reached by our Board. The stockholders we spoke with expressed a high degree of appreciation for our annual outreach activities and strong agreement with the steps the Company has taken to significantly enhance our governance practices and our executive compensation plan designs and practices. While the stockholders we spoke with stressed the importance of transparent disclosure in public filings, we did not receive any specific requests from our stockholders for additional changes to our corporate governance practices or our executive compensation plan design and practices. Accordingly, following the receipt of reports from the Chairs of our Nominating & Corporate Governance and Compensation Committees, an assessment of the many important steps we have recently taken, combined with the feedback from our stockholders, the Board determined not to propose any new corporate governance or executive compensation measures at this time.

Outreach to Glass Lewis

The May 2016 Proxy Paper issued by Glass Lewis contained recommendations “Against” two proposals voted on at our 2016 Annual Meeting of Stockholders: our “Say-on-Pay” resolution and a proposal to increase the number of shares of Common Stock available under our 2011 Equity Incentive Plan. Both of these proposals were approved by our stockholders at the Annual Meeting.

Following the proxy season, the Chair of our Compensation Committee requested a meeting with the Chief Policy Officer at Glass Lewis in order to better understand Glass Lewis’ methodologies and to share our views about our strong performance as measured by the financial metrics utilized by Glass Lewis in compiling its report. At the meeting, the parties engaged in a cordial and productive discussion, from which we believe that both parties benefitted. As part of our 2016 stockholder outreach activities described above, we shared with a number of our stockholders the results of these discussions.

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Our Corporate Governance Framework

The Company’s Board strongly believes that good corporate governance accompanies and greatly aids our long-term business success. Key governance policies and processes include our Corporate Governance Guidelines, Code of Business Conduct, Anti-Corruption Policy, the Charters of our Board committees, our enterprise risk management program, our commitment to transparent

20

reporting, and our system of internal checks and balances. Comprehensive management policies, many of which are approved at the Board level, guide our Company’s operations. Reflecting its commitment to continuous improvement, the Board reviews its policies and governance practices on an ongoing basis to ensure that they are appropriate, reflect best practices and promote stockholder value.

Stockholders may view the following documents on the Company’s website http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations”: Corporate Governance Guidelines; Code of Business Conduct; Anti-Corruption Policy; and charters for each of our Board committees.

Corporate Governance Principles and Practices

Board Independence

•	Strict Director Independence Standards. The Board believes that in order to maintain its objective oversight of Company management, the Board must consist of a substantial majority of independent directors. The Board makes an annual independence determination concerning its members against guidelines established to assist the Board in making these determinations. These guidelines are contained in our Corporate Governance Guidelines and in our Related Person Transactions Policy and cover, among other things, employment, family, compensatory and business relationships, and relationships with our auditors. With the exception of Jane Elfers, our President and Chief Executive Officer, all of our directors are non-management directors who meet the criteria for independence under our guidelines and the listing standards of The Nasdaq Stock Market. In addition, because Ms. Elfers does not serve on the Audit Committee, the Compensation Committee or the Nominating & Corporate Governance Committee, all members of all of our Board Committees are independent directors.

With the assistance of the Nominating & Corporate Governance Committee, our Board also makes an annual determination that (i) the members of the Audit Committee are independent within the meaning of applicable provisions of SEC rules and regulations and (ii) the members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, “outside directors” within the meaning of regulations promulgated under Section 162(m) of the IRC, and independent within the meaning of applicable SEC rules and regulations.

•	Executive Sessions of Independent Directors. Executive sessions are an important governance practice because they enable our independent directors to discuss matters such as strategy, succession planning, risk, senior executive performance and compensation, future agenda items, and Board priorities and effectiveness without management present. Led by the Chairman of the Board, the independent directors of the Board meet in executive session, without the CEO or other members of management present, at every regularly scheduled Board meeting.

Board Composition and Continuous Evaluation

•	Board Skills and Experience. An important function of our Nominating & Corporate Governance Committee is to evaluate whether the members of our Board, as a whole, possess a mix of the diverse skills, backgrounds and experience that are necessary to further the Company’s strategy and that address the risks we face in the rapidly changing business environment in which we operate.

Our strategic initiatives consist of a focus on product, business transformation through technology, global growth through channel expansion, and optimization of our store fleet. The skills and experience of our directors that complement these strategic initiatives include strategy development and oversight, product development, brand management and marketing, digital and mobile experience, technology implementation, and global business and international operations. These skills, together with a background in such areas as public

21

company board of director experience, C-suite and other senior leadership experience, finance, risk management, accounting, talent and performance management, and executive compensation enable our Board to effectively further the strategic objectives of our Company and monitor and assess the operational, financial and compliance risks faced by our Company.

•	Board and Director Evaluation Process. Annually, the Nominating & Corporate Governance Committee engages in an important process to evaluate the relevance and the breadth of our directors’ skills, backgrounds and experience. The Committee conducts a formal evaluation of how well the Board functions and performs, the membership, leadership, roles and performance of each of the Board’s committees, and the skillsets and contribution of individual directors. The centerpiece of this process is the analysis of a comprehensive self-assessment questionnaire completed by each director. The questionnaire is updated annually as appropriate. It uses criteria that the Board and its outside advisors have determined to be important to the success of the Board and the Company following a review of our Board’s activities and external best practices.

Board as a Whole. The questionnaire is designed to elicit a critical evaluation by the directors of the performance of the Board and its committees, including assessing agendas, informational needs, composition, processes, dynamics and effectiveness. The Nominating & Corporate Governance Committee shares its findings and recommendations with the full Board. The Board then considers the results of the evaluation and recommendations and, as necessary, identifies and authorizes steps to be taken to enhance Board and Board committee performance.

Individual Directors. The questionnaire is also designed to elicit a critical evaluation by the directors of their peers. Directors evaluate their peers on the basis of effectiveness and various attribute criteria. In addition, directors evaluate and grade each of their peer’s contribution to the Board, and each director rates his or her skillsets against an extensive list of skillsets, experiences and attributes important to the Company. The resulting feedback is shared with the individual directors. The Nominating & Corporate Governance Committee utilizes the feedback to inform its succession planning. The Committee also utilizes the skillset inventory to identify any gaps in relevant knowledge and experience not covered by existing members of our Board. This process results in a thorough discussion on how our Board is constituted currently and how our Board should be constituted in the future to align with our strategic objectives.

•	Refreshment and Succession Planning. By annually identifying and mapping individual skillsets, backgrounds and experiences against those required to further the interests of the Company and its stockholders, the Board naturally engages in refreshment and succession planning for the Board. Following these annual evaluations, in 2014 and again in 2015, we engaged a professional director search firm to conduct searches which resulted in the appointment of three new independent directors, including two women. In addition, the annual skillset mapping in late fiscal 2015 led us to identify an opportunity to strengthen our Board’s skills and experience in areas of particular importance to the success of our strategic initiatives. As a result, in March 2016, we appointed John E. Bachman to our Board. Mr. Bachman served as an audit partner at PricewaterhouseCoopers for over 25 years and also brings years of experience in the development and oversight of business strategies and the operational leadership of a large complex organization.

•	Diversity and Tenure. Our Board believes that the diversity in gender, thinking, experience, background and approach resulting from its policy of refreshment and succession planning enhances Board leadership, deliberations and decision making, and are critical to the Board’s acting as a creative and problem solving body. A goal of our refreshment and succession planning activities is also to have our directors be representative of our customers; over 90% of our customers are women and three of our Board members are women. Our directors’ tenure ranges from 1 to 9 years, providing the Board with fresh perspectives and the benefit of experience. The average tenure of our independent directors is 4.25 years.

22

•	Board Membership Criteria. Our Corporate Governance Guidelines identify the characteristics expected of all directors. These include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board takes into account many factors, including the disciplines relevant to the success of a publicly traded apparel specialty retail company in today’s business environment, understanding of the Company’s strategy and business, educational and professional background, personal accomplishment, and gender, age, and diversity. The Board evaluates each director in the context of the Board as a whole, with the objective of assembling a group of directors that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment, using its diversity of skills and experience.

Board Engagement

•	Limit the Number of Public Company Boards. Following our stockholder outreach activities in fiscal 2015, the Board amended our Corporate Governance Guidelines to limit to four (including our Company) the number of public company boards of directors on which our independent directors may serve.

Board Practices Promote Effective Oversight

•	Oversight Role of Board. The Board plays a fundamental role in overseeing the Company’s business strategy, succession planning and enterprise risk management.

•	Strategy. The Board reviews and evaluates the Company’s strategic initiatives, engages in in -depth reviews with senior management, conducts separate independent director sessions during which the Company’s strategy is evaluated and discussed, and receives detailed presentations throughout the year on critical aspects of the implementation of these initiatives. These periodic presentations include a review of performance, presentations regarding the progress on initiatives, and reports from specific departments such as finance, business transformation, design and merchandising, store operations, planning and allocation, supply chain, real estate, information technology, human resources and legal.

•	Succession Planning and Emergency Plans. CEO succession planning is a topic frequently reviewed by our Board. In addition to conducting an annual review and evaluation of the skills and competencies possessed by potential CEO successors, our Board also has established a CEO emergency succession plan to prepare for unanticipated circumstances. The Board has a similar plan in place for the Chairman of the Board. On an annual basis, the Board also engages in an in-depth review of the “bench strength” behind senior leaders of the Company. The Board reviews management strengths and development plans to prepare management for more senior leadership roles.

•	Risk Management. Our Audit Committee and Board regularly review management’s activities concerning the identification, ranking and mitigation of major strategic, operational, financial and compliance risks we face in our domestic and international operations.

o	Audit Committee. Our Audit Committee receives reports on a regular basis concerning the activities of the Company’s Strategic Risk Committee (SRC). The SRC is composed of members of senior management, meets regularly on a bi-weekly basis, and is advised by third-party experts where appropriate (e.g., technical and legal experts on cybersecurity matters).

o	Board of Directors. Our Board receives regular reports from the Chair of the Audit Committee on the Audit Committee’s activities involving the SRC, and the Board meets with members of the SRC to discuss risk identification and mitigation activities. The Board also meets with the Company’s third-party experts to obtain their perspective on various matters (e.g., cybersecurity). Finally, our directors apply the breadth and depth of their own experience in domestic and international business operations, finance and accounting, and other fields in this risk oversight function.

23

Ensuring Board Accountability

•	Stockholder Oversight. The Company’s governance practices provide for Board accountability to stockholders through (i) majority voting for directors in uncontested elections, (ii) declassification of the Board providing for the annual election of the entire Board, (iii) the calling of special meetings by stockholders and (iv) the elimination of super-majority voting requirements to amend our Charter and Bylaw provisions.

•	Proxy Access. Our Bylaws provide proxy access rights to our stockholders pursuant to which the Company will include the names of up to two director nominees (or, if greater, that number equal to 20% of the Board) in our proxy materials proposed by a stockholder or a group of up to 20 stockholders who have continuously owned 3% or more of our Common Stock for 3 years or more.

Ensuring Management Accountability

•	Performance-Based Compensation. The Company has linked a substantial portion of the pay of its executives directly to the Company’s performance. As described in greater detail under the heading “Executive and Director Compensation—Compensation Discussion and Analysis” on page 37 below, the Compensation Committee adheres to this pay-for-performance philosophy, and performance-based short-term and long-term incentives (cash and equity) comprise a significant component of our executive’s overall compensation.

•	Effective Performance Metrics. An important Board function is to help set and oversee strategy, to measure progress in achieving strategic initiatives in an objective and quantitative manner, and to hold management accountable and reward success. Our Compensation Committee gives effect to this function through the adoption of performance metrics for the Company’s annual bonus plan and long-term incentive plan which directly measure progress in achieving our strategic growth initiatives, hold management accountable for financial results over which they have more direct influence, and are key value creation drivers in the specialty retail industry.

o	Annual Bonus. The Compensation Committee has selected adjusted operating income as the performance metric for our annual bonus plan because it believes that, as a measure of our operating performance, it is an important driver of our stock price and therefore TSR.

o	LTIP. With stockholder input, in 2015, our Compensation Committee added adjusted operating margin expansion and adjusted ROIC to adjusted EPS as the performance metrics for our long-term incentive plan. We believe that the use of adjusted operating margin expansion and adjusted ROIC will more directly measure progress made in achieving our strategic objectives and will hold management accountable for financial results over which they have more direct control. We will continue to utilize adjusted EPS as an LTIP performance metric, including because we believe that this metric, together with adjusted operating margin expansion and adjusted ROIC, are important drivers of TSR. Importantly, in setting adjusted EPS targets, we take into account our stock buy-back program as set forth in our annual operating plans for the applicable performance periods.

Board Leadership Structure

•	Separate Chairman and CEO. The Board selects the Company’s CEO and Chairman of the Board in the manner that it determines to be in the best interests of the Company’s stockholders. The Board has determined that having an independent director serve as Chairman of the Board is in the best interest of the Company’s stockholders at this time. Our Board believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting Board and Committee agendas and establishing priorities and procedures. Further, this

24

structure permits the Chief Executive Officer to focus on strategic matters and the management of the Company’s day-to-day operations.

•	Committee Chairs. Our Board’s leadership structure also includes independent, experienced and involved Board committee chairs.

Established Policies Guide Governance and Business Integrity

•	Charters for Board Committees. Each of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee has a Charter developed under the leadership of its Committee Chair. The Charters for each committee are available on our website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations.” The Committee Charters describe the purpose, responsibilities, structure and operations of each Committee. The Audit Committee Charter and the Compensation Committee Charter reflect the authority and responsibilities of each Committee under the applicable rules and regulations of the SEC and The Nasdaq Stock Market.

•	Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues. As part of its ongoing review of best practices in corporate governance, the Board periodically updates these guidelines.

•	Code of Business Conduct. The Company’s Code of Business Conduct is designed to promote the highest ethical standards in all of the Company’s business dealings. The Code of Business Conduct applies to the Company’s directors, officers (including its principal executive officer, principal financial officer and principal accounting officer) and employees.

Director Access to Management

•	Management Participation at Board Meetings. Topics are presented to the Board by members of management in an environment that encourages dialogue to develop between Directors and management. The Board’s direct access to management continues outside the boardroom during discussions with our executives.

Director Attendance at Meetings

•	Board and Committee Meetings. The chart below sets forth the number of Board of Director and Committee meetings (in-person and telephonic) and director attendance at such meetings during fiscal 2016.

	Board of Directors	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Number of Meetings	6	10	5	3
Attendance	All directors, all meetings(1)	All members, all meetings(1)	All members, all meetings	All members, all meetings

(1)	One director did not attend one meeting.

•	Annual Meetings. It is the Company’s policy that all members of the Board should attend the Company’s annual meeting of stockholders, unless circumstances prevent a director’s attendance. All of our directors attended the 2016 annual meeting of stockholders other than one director.

Stockholder Access to the Board of Directors

•	Communications to the Board of Directors. Stockholders may communicate directly with the Company’s independent directors concerning proper and relevant topics by sending an e-mail
25

to childrensplaceboard@childrensplace.com or by writing to Board of Directors, c/o Secretary, The Children’s Place, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094.

Consideration of Board Nominees

•	Nomination by Stockholders. The Nominating & Corporate Governance Committee acts on behalf of the Board to recruit, consider the qualifications of and recommend to the Board nominees for election as directors by our stockholders and candidates to be appointed by the Board to fill vacancies on the Board. Our Corporate Governance Guidelines provide that the Nominating & Corporate Governance Committee will consider candidates recommended by stockholders and that there will be no differences in the manner in which it evaluates nominees recommended by stockholders and nominees recommended by the Nominating & Corporate Governance Committee or Company management.

Board of Directors and Board Committees

Board of Directors. The Board oversees the business, assets, affairs and performance of the Company. At the end of fiscal 2016, the Board had ten directors, with nine independent directors and one employee director, our CEO. Through July 1, 2016 of fiscal 2016, the Board had 11 directors; Susan Patricia Griffith, an independent director, left the Board effective July 1, 2016. Kenneth Reiss will serve as a director through the date of the Annual Meeting and is not standing for re-election to the Board.

Committees of the Board of Directors. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. The Charters for each committee are available on our website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations.”

The current members of the Board’s Committees and a summary of the responsibilities of these Committees are set forth below.

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Kenneth Reiss (Chair)(1)	Joseph Gromek (Chair)	Joseph Alutto (Chair)
John E. Bachman	Norman Matthews	Norman Matthews
Marla Malcolm Beck	Robert L. Mettler	Susan Sobbott
Stanley W. Reynolds

(1)	During fiscal 2016, Kenneth Reiss was the Chair of the Audit Committee and will remain as Chair through the date of the Annual Meeting. Mr. Reiss is not standing for re-election to the Board. Effective immediately following the Annual Meeting, John E. Bachman will become the Chair of the Audit Committee.

Audit Committee

The Audit Committee monitors the preparation and integrity of our financial statements, our overall disclosure practices, the soundness of our system of internal financial controls, our compliance with good accounting practices, and the adoption of new accounting standards. The Audit Committee is responsible for the appointment of our independent registered public accounting firm. In discharging this responsibility, the Audit Committee considers a number of factors, including the auditing firm’s industry knowledge and experience, and the quality of the engagement partner and the other professionals on the audit team. The Audit Committee also has oversight responsibility for the performance of our internal audit function and the Company’s legal compliance and ethics programs. Finally, the Audit Committee plays a primary role in risk oversight, including reviews of our enterprise risk management program, cybersecurity efforts, business continuity and disaster recovery program, and responsible sourcing activities.

26

The Audit Committee regularly meets in executive sessions with BDO USA, LLP outside the presence of management, and also meets in those executive sessions with members of management and, separately, with the head of our internal audit department.

The Board has determined that all members of the Audit Committee are “independent,” as required by the Exchange Act and the listing standards of The Nasdaq Stock Market and meet the “financial sophistication” requirement within the meaning of The Nasdaq Stock Market rules, and has also determined that Messrs. Reiss, Bachman and Reynolds qualify as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee has been charged with the responsibilities of our Board relating to compensation of our executive officers. The Compensation Committee reviews and recommends to the Board our CEO’s compensation, and with the input from senior management, reviews and approves the compensation of our executive officers. In addition, the Compensation Committee makes recommendations to the Board regarding the compensation of directors.

The Compensation Committee establishes our management compensation policies, reviews and recommends to the Board the terms of the Company’s incentive compensation plans and programs, and oversees the implementation and operation of these plans and programs. The Compensation Committee is also responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. Each year, in conjunction with its independent compensation consultant, the Compensation Committee conducts a risk assessment of the Company’s compensation policies and practices to ascertain any potential material risks that may be created by the policies and practices. The Compensation Committee considered the findings of the assessment and concluded that the Company’s compensation programs and practices are aligned with the interests of our stockholders, appropriately reward pay for performance, and do not promote excessive or imprudent risk-taking.

For more information on the role played by the Compensation Committee, see the Compensation Committee’s written charter, a copy of which is available on the Company’s website, http://www.childrensplace.com under the “Corporate Governance” tab in the section entitled “Investor Relations,” and “Executive Compensation—Compensation Discussion and Analysis” beginning on page 37 below.

All members of the Compensation Committee are independent under the Company’s standards. In arriving at this conclusion, the Board considered, among other factors, the listing rules of The Nasdaq Stock Market, the fact that the Company does not pay any compensatory consideration to Compensation Committee members other than fees in their capacities as directors and committee members, and that Compensation Committee members are not affiliated with the Company or members of its management in any way other than membership on the Compensation Committee. The Board has also determined that such directors are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, “outside directors” within the meaning of regulations promulgated under Section 162(m) of the IRC and “independent” within the meaning of other SEC rules and regulations applicable to members of the Compensation Committee.

The Compensation Committee has the authority to retain the services of compensation consultants to provide it with recommendations and advice on the appropriateness of the Company’s compensation of the CEO and the Company’s other executive officers and directors. The Compensation Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise it with respect to such matters, the design and implementation of executive compensation plans and programs, and such other matters as the Compensation Committee may direct. At the Compensation Committee’s request, Semler Brossy also provides the Compensation Committee with benchmarking data concerning the compensation paid to officers and directors by companies in the Company’s Peer Group and the retail industry. Semler Brossy works directly with the Compensation Committee and its Chair, and meets with the Committee in executive session. Semler Brossy does not provide any services to the Company. The Compensation Committee has determined that Semler Brossy is independent and does not have any conflict of interest in its dealings with the

27

Compensation Committee. The Compensation Committee made this determination, in part, by reviewing and considering the factors set out by the applicable rules and regulations of the SEC and The Nasdaq Stock Market covering independence, conflicts of interest and compensation advisors.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer of the Company, none was an employee of the Company during fiscal 2016, and none had any relationship with the Company or any of its subsidiaries during fiscal 2016 that would be required to be disclosed as a transaction with a related person. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or the Compensation Committee.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee recommends nominees for the Board and develops and implements formal Board and individual director self-evaluation procedures. It also makes recommendations to the Board regarding corporate governance and Board and Committee structure. In the event of an uncontested election, the Nominating & Corporate Governance Committee must assess the appropriateness of accepting the resignation of a Board nominee who is in office as a director and does not receive a majority of the votes cast by the stockholders. All members of the Nominating & Corporate Governance Committee are independent directors.

Board Nominees for Directors

In evaluating individual Board members, the Nominating & Corporate Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of our business and takes into account many factors, including educational and professional background, personal accomplishment, gender, age and ethnic diversity. The Nominating and Corporate Governance Committee, however, does not base its nomination of a candidate solely on these factors.

The Nominating & Corporate Governance Committee also strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business and strategic initiatives. Each nominee and continuing director of the Company has served in a senior executive position in a large, complex organization and has gained extensive experience in core management skills, such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development. This variety and depth of experience enables the nominees to make significant contributions to the deliberations of the Board.

28

The following table summarizes the experience and attributes currently represented by the continuing directors on our Board. The director biographies below also describe each such director’s qualifications and experience.

Summary of Director Core Competencies

Experience/Attribute	Alutto	Bachman	Beck	Elfers	Gromek	Matthews	Mettler	Reynolds	Sobbott
Leadership/Strategy	X	X	X	X	X	X	X	X	X
General Management/C-Suite Experience	X	X	X	X	X	X	X	X	X
Governance/Public Board Service	X	X		X	X	X	X
Retail/Specialty Retail			X	X	X	X	X	X
Digital/Omni-Channel/Marketing			X	X	X	X			X
Global Business/International Operations		X		X	X	X	X	X	X
Technology Implementation		X	X	X	X				X
Financial		X	X	X	X	X	X	X	X
Additional Information
Age	75	61	47	56	70	84	76	52	51
Tenure	9	1	2	7	6	8	2	3	3
Ethnic, gender, national or other diversity			X	X					X
Other Current Public Company Boards		1			2	3	1
29

Biographical information for each director nominated for re-election at the Annual Meeting is set forth below.

Joseph Alutto, 75 Independent Director since 2008	Dr. Alutto currently serves as the Chair of our Nominating & Corporate Governance Committee. From June 2016 to present, Dr. Alutto has been the Distinguished Professor of Organizational Behavior - Emeritus at The Ohio State University and from June 2014 to June 2016 he was the Distinguished Professor of Organizational Behavior at the University. From July 2013 to June 2014, Dr. Alutto served as Interim President of The Ohio State University. Prior to that, from October 2007 to July 2013, Dr. Alutto served as Executive Vice President and Provost of The Ohio State University. Dr. Alutto also served as the institution’s Interim President and Provost from July 2007 to October 2007. Prior to these positions, Dr. Alutto served as the Dean of the Max M. Fischer College of Business at The Ohio State University for 16 years.

Dr. Alutto’s experience in senior leadership positions with an institution such as The Ohio State University brings to the Company an in-depth understanding of organizational behavior, operations, processes, strategy, risk management and talent management.

John E. Bachman, 61 Independent Director since 2016	Mr. Bachman currently serves as a member of our Audit Committee. Prior to his retirement in 2015, Mr. Bachman was a partner at the accounting firm of PricewaterhouseCoopers LLP (“PwC”). At PwC, Mr. Bachman served for six years as the Operations Leader of the firm’s U.S. Assurance Practice with full operational and financial responsibility for this $4 billion line of business, which included the firm’s audit and risk management practices. Prior to this role, Mr. Bachman served for three years as the firm’s Strategy Leader where he was responsible for strategic planning across business units, geographies and industries. Mr. Bachman also served as an audit partner for over 25 years for companies in the industrial manufacturing, financial services, publishing, healthcare and other industries. Mr. Bachman received an MBA from the Harvard University Graduate Business School.

Mr. Bachman brings years of experience in the development and oversight of business strategies and the operational leadership of a large complex organization. He also brings over 25 years of experience in accounting and auditing. Mr. Bachman qualifies as an “audit committee financial expert” under applicable SEC rules.

Other Public Directorships: WEX Inc. (since 2016).

Marla Malcolm Beck, 47 Independent Director since 2015	Ms. Beck currently services as a member of our Audit Committee. She is the Chief Executive Officer of Bluemercury, a retailer and online seller of upscale beauty products and spa services founded in 1999 by Ms. Beck. Bluemercury was acquired by Macy’s, Inc. in 2015 and operates as a stand-alone business with Ms. Beck as its CEO. Prior to 1999, Ms. Beck
30

was a consultant for McKinsey & Company, Inc. She holds an MBA and MPA from Harvard University.

Ms. Beck’s experience as Chief Executive Officer of Bluemercury brings to the Board of Directors a valuable perspective and experience with respect to brand management, brand marketing, digital, including e-commerce, and the management of a national retailer.

Jane Elfers, 56 Director since 2010	Ms. Elfers became our President and Chief Executive Officer in January 2010. She set our strategic vision as a leading global, omni-channel children’s apparel brand, and developed our four key strategic growth initiatives—superior product, business transformation through technology, global growth through channel expansion and optimization of our store fleet. Ms. Elfers has led our successful company-wide, multi-year transformation by assembling, motivating and leading a best-in-class management team and she has delivered our transformative results by fostering a culture of operational excellence.

Ms. Elfers formerly served as President and Chief Executive Officer of Lord & Taylor from May 2002 to September 2008. She is a graduate of Bucknell University where she received a degree in Business Administration and where she serves on the Board of Trustees.

Joseph Gromek, 70 Independent Director since 2011	Mr. Gromek currently serves as the Chair of our Compensation Committee. Until his retirement in February 2012, Mr. Gromek served as President and Chief Executive Officer of The Warnaco Group, Inc. since April 2003 and as a member of that company’s Board of Directors. From 1996 to 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc. For over 30 years, Mr. Gromek has held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and Ann Taylor Stores, Inc. Mr. Gromek is the Chair of the Board of Trustees of The New School, serves on the Boards of Directors of Ronald McDonald House and Stanley M. Proctor Company, as a member of the Board of Governors of Parsons The New School for Design, and as a member of the Board of Trustees of St. Peter’s University.

Mr. Gromek provides the Company with his significant experience as a Chief Executive Officer and a senior executive in the apparel and retail industries, where he has created significant value for stockholders as an expert in the growth, management and operation of global businesses. Mr. Gromek also has extensive public company board experience, including as a chairman of the board and as the chairman of board committees.

Other Public Company Directorships: Wolverine World Wide, Inc. (since 2008) and Guess, Inc. (since 2014).
31

Norman Matthews, 84 Independent Director since 2009	Mr. Matthews currently serves as our Chairman of the Board and as a member of our Compensation Committee and Nominating & Corporate Governance Committee. Mr. Matthews served as President of Federated Department Stores until his retirement in 1988. He joined Federated Department Stores in 1978 as Chairman—Gold Circle Stores Division. He was promoted to Executive Vice President of Federated Department Stores in 1982, to Vice Chairman in 1984 and to President in 1987. Prior to joining Federated Department Stores, Mr. Matthews served as Senior Vice President, General Merchandise Manager for E.J. Korvette, and as Senior Vice President, Marketing and Corporate Development for Broyhill Furniture Industries. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange. Mr. Matthews received an MBA from the Harvard University Graduate Business School.

Mr. Matthews possesses an extensive knowledge of the apparel and retail industries and corporate governance practices from his years as a senior executive and a member of the boards of directors of several public companies. Mr. Matthews’ experience provides him with a deep understanding of corporate governance processes and trends, and the complex strategic, risk and other oversight responsibilities associated with the role of the chairman of a public company.

Other Public Company Directorships: Henry Schein, Inc. (since 2002), Spectrum Brands (since 2010) and Party City Inc. (since 2014).

Robert L. Mettler, 76 Independent Director since 2015	Mr. Mettler currently serves as a member of our Compensation Committee. He was President of Special Projects at Macy’s from February 2008 until his retirement in January 2009. Mr. Mettler previously served as Chairman and Chief Executive Officer of Macy’s West from 2002 to 2008 and as its President and Chief Operating Officer from 2000 to 2002. Prior to joining Macy’s, Mr. Mettler held various executive positions in the retail industry, including President of Merchandising— Full Line Stores of Sears, Roebuck and Co. from 1996 to 2000, President of Apparel and Home Fashions of Sears from 1993 to 1996, and President and Chief Executive Officer of Robinson’s May Company from 1987 to 1993.

Mr. Mettler possesses significant experience as a Chief Executive Officer and a senior executive in the apparel and retail industries. He brings to the Board of Directors a valuable perspective and insight with respect to retailing, executive compensation and management.

Other Public Company Directorships: Barington/Hilco Acquisition Corp. (since 2014).

Stanley W. Reynolds, 52 Independent Director since 2014	Mr. Reynolds currently serves as a member of our Audit Committee. He is the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of 7-Eleven, Inc. Mr. Reynolds joined 7-Eleven, Inc. in 1997 and held positions
32

of increasing responsibility prior to his appointment in 2005 as Chief Financial Officer.

Mr. Reynolds provides the Company with years of senior level executive experience in global retail operations with a focus on financial management and accounting, international operations and global supply chain management and distribution. Mr. Reynolds has a track record of successfully developing, implementing and overseeing long-term strategic business plans that encompass and balance global operations and growth with efficient and effective capital allocation. Mr. Reynolds qualifies as an “audit committee financial expert” under applicable SEC rules.

Susan Sobbott, 51 Independent Director since 2014	Ms. Sobbott currently serves as a member of our Nominating & Corporate Governance Committee. She is the President of Global Corporate Payments, a multi- billion dollar global division of the American Express Company serving the payment needs of mid-sized and large companies. From 2004 to early 2014, she was President and General Manager of American Express OPEN, a multi-billion dollar business unit within American Express Company serving small businesses. Since 2009, Ms. Sobbott has also served as a member of the Business Operating Committee, a group of senior leaders at American Express Company working with the Chief Executive Officer to develop strategic direction. Ms. Sobbott has held various executive positions of increasing responsibility since joining American Express Company in 1990. Ms. Sobbott received an MBA from The Darden School of Business, University of Virginia.

Ms. Sobbott brings to the Company leadership experience in developing and executing business strategies in such areas as new product innovation, business development, and relationship management. In these roles, Ms. Sobbott has developed and overseen growth strategies at a global company focused on superior customer service, compelling product offerings, technology and digital initiatives, and sophisticated advertising and promotion campaigns.

Board and Committees’ Role in Risk Oversight

The Company faces a variety of risks, including strategic, operational, financial and compliance risks. The Board believes an effective enterprise risk management system will (i) timely identify the material risks that the Company faces, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee, (iii) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (iv) integrate risk management into Company decision-making.

Management performs an annual risk assessment to identify and prioritize the major risks to the Company and to ensure that mitigation strategies are in place to address identified risks, and periodically reports to the Board and to the Audit Committee on status. The Board reaches conclusions regarding the adequacy of the Company’s enterprise risk management processes based upon the briefings provided by management and advisors, as well as upon periodic reports the Board receives from the Audit Committee regarding the Audit Committee’s assessment of the processes, procedures and capabilities of the Company’s enterprise risk management program,

33

financial statement and financial reporting risk and risks related to the Company’s global sourcing activities. The Board also receives periodic reports from the Compensation Committee regarding the Compensation Committee’s assessment of the risk, if any, arising from the Company’s compensation policies and practices. In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has authority to appoint, discharge and replace our independent registered public accounting firm, and is directly responsible for the oversight of the scope of its audit work and the determination of its compensation.

As stated in the Audit Committee’s written charter, a copy of which is available on the Company’s website, http://www.childrensplace.com, under the “Corporate Governance” tab in the section entitled “Investor Relations,” the Audit Committee’s responsibility is one of oversight. It is the responsibility of our management to establish and maintain a system of internal control over financial reporting, to prepare financial statements of the Company and its subsidiaries in accordance with generally accepted accounting principles, and to prepare other financial reports and disclosures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and to issue a report thereon. The Audit Committee does not provide any expert or other special assurance as to our financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee has, among other things, reviewed and discussed with management our audited consolidated financial statements for fiscal 2016, met and held discussions with management, our independent registered public accounting firm and the head of our internal audit function (both with and without management present) regarding the fair and complete presentation of our financial results and discussed the significant accounting policies applied in our financial statements as well as alternative treatments. The Audit Committee also reviewed and discussed with management, the head of our internal audit function and our independent registered public accounting firm the reports required by Section 404 of the Sarbanes Oxley Act of 2002, namely, management’s annual assessment of our internal control over financial reporting and our independent registered public accounting firm’s attestation report thereon. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited consolidated financial statements for fiscal 2016 be included in our Annual Report on Form 10-K for such fiscal year for filing with the SEC.

The foregoing Audit Committee report has been submitted by the following members of the Audit Committee: Kenneth Reiss (Chair), John E. Bachman, Marla Malcolm Beck and Stanley W. Reynolds.

34

EXECUTIVE OFFICERS

Set forth below are the names, ages and titles of our executive officers as of April 3, 2017:

Name	Age	Position
Jane Elfers	56	Chief Executive Officer and President, Director
Michael Scarpa	61	Chief Operating Officer
Anurup Pruthi	48	Senior Vice President, Chief Financial Officer
Bradley Cost	63	Senior Vice President, General Counsel and Secretary
Kevin Low	45	Senior Vice President, Store Operations
Gregory Poole	55	Senior Vice President, Global Sourcing

The biography of Ms. Elfers is set forth above under the heading “Corporate Governance at The Children’s Place—Board Nominees for Director” at page 31.

Michael Scarpa joined the Company in November 2012 as our Executive Vice President and Chief Financial Officer. Mr. Scarpa has more than 35 years of financial and operational management experience. In April 2013, Mr. Scarpa became our Chief Operating Officer responsible for overseeing our finance, business transformation office, global supply chain, information technology, international, wholesale and real estate/store development departments. Mr. Scarpa has been instrumental to the success of our business transformation. Prior to joining the Company, Mr. Scarpa was Chief Operating Officer and Chief Financial Officer of The Talbots, Inc. with responsibility for finance, treasury, planning and allocation, supply chain, information technology and corporate strategy. Previously, Mr. Scarpa spent 25 years with Liz Claiborne, Inc. where he held positions of increasing responsibility, culminating in his appointment as Chief Operating Officer. He began his career in financial positions with Maidenform, Inc. and Krementz and Company. Mr. Scarpa earned his BS and MBA degrees from Rutgers University, and is a CPA.

Anurup Pruthi joined the Company in December 2014. Mr. Pruthi has more than 25 years of global financial and operational management experience. Prior to joining the Company, he was the Chief Financial Officer of the largest retailer in India, Reliance Retail Limited in Mumbai, India, where he was responsible for the financial management of a $2.5 billion retail business. Prior to that position, Mr. Pruthi served as the Chief Executive Officer for a Future Group business consulting and services company in Mumbai, India, Chief Financial Officer of Global Merchandising and Supply Chain at Burberry PLC, based in London, England, Chief Operating Officer and Chief Financial Officer for Mexx Europe Holding, a subsidiary of Liz Claiborne, Inc., and Group Finance Director for Liz Claiborne, Inc. Mr. Pruthi holds a Master’s Degree in Finance and a BS in Finance from Bentley College.

Bradley Cost joined the Company in December 2010. As General Counsel and Corporate Secretary, Mr. Cost has been a key contributor to the significant enhancements we have made to our governance framework which we believe is best-in-class and which is designed to support our brand and to promote the achievement of our strategic growth initiatives. Prior to joining the Company, Mr. Cost was a partner with Bachelder Law LLP since September 2006, where he specialized in corporate governance, securities and senior executive compensation matters. Prior to that, Mr. Cost was a partner in law firms in private practice in New York City for over 20 years representing numerous public and private companies in securities, mergers & acquisitions and corporate matters. He earned his undergraduate degree from Georgetown University, and law and graduate business degrees from Northwestern University.

Kevin Low joined the Company in September 2011 and has more than 20 years of retail field operations experience. Mr. Low has been instrumental in driving increased comparable retail sales and in providing our customers with a enhanced in-store shopping experience. Prior to joining us, Mr. Low spent 15 years with Gap, Inc. culminating in his appointment as Vice President of U.S. stores where he was responsible for in-store operations for seven U.S. regions. During his tenure at

35

Gap, Inc., Mr. Low held positions of increasing responsibility as a manager of stores, District Manager, Regional Manager and Zone Vice President.

Gregory Poole joined the Company in September 2012 as our SVP, Global Sourcing. Mr. Poole has more than 30 years of global sourcing and supply chain experience. Working closely with the Company’s design and merchandise teams, our global sourcing team produces the high quality, trend right assortments of apparel, accessories and footwear that consistently meet or exceed our customers’ expectations. Mr. Poole leads the Company’s vendor management, vendor consolidation and country migration strategies. Prior to joining the Company, he spent four years with The Talbots, Inc. where he served as Executive Vice President, Chief Supply Chain Officer, and was responsible for product development, global sourcing, global logistics, distribution, quality assurances, social compliance and technical design, and prior to that, Ann Taylor Stores, where he served as Senior Vice President, Chief Procurement Officer. Mr. Poole spent over 12 years with Gap Inc., where he held several senior level sourcing positions, culminating in his role as Senior Vice President, Sourcing & Vendor Development. Prior to Gap Inc., Mr. Poole served in sourcing and manufacturing roles of increasing responsibility for Esprit de Corp., The North Face, Inc., American Marketing Works, Inc., and Body Glove, Inc. He has a degree in Engineering from the Auckland Technical Institute, New Zealand.

36

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

Our governance framework provides important support for our business and promotes the achievement of our strategic growth initiatives, all in order to serve the best interests of our stockholders. This Compensation Discussion and Analysis describes the executive compensation component of governance applicable to our named executive officers, or NEO’s:

•	Jane Elfers, President and Chief Executive Officer

•	Michael Scarpa, Chief Operating Officer

•	Anurup Pruthi, Senior Vice President, Chief Financial Officer

•	Gregory Poole, Senior Vice President, Global Sourcing

•	Kevin Low, Senior Vice President, Store Operations

STOCKHOLDER INTERACTION

Say-On-Pay Vote in 2016

At our 2016 Annual Meeting, stockholders holding over 67% of our shares of Common Stock voted for the Company’s “say-on-pay” resolution.

We understand the importance of assessing our corporate governance and executive compensation practices regularly. In furtherance of this, we engage with our stockholders on at least an annual basis to ensure that both our Board of Directors and senior management are aware of the issues that matter most to our investors.

Stockholder Outreach Activities

Fiscal 2016 marked the 5th consecutive year that members of our Board and senior management have engaged in stockholder outreach activities. During fiscal 2016, we invited institutional stockholders holding almost 70% of our Common Stock at the time to participate with us in a meeting or teleconference to discuss corporate governance, executive compensation and other matters of importance to our stockholders. We spoke with stockholders holding almost 50% of our Common Stock.

Set forth below is a summary of our recent regular stockholder outreach activities:

37

FISCAL YEAR	STOCKHOLDERS	TCP PARTICIPANTS	TOPICS

2016	Contacted holders of almost 70% and spoke with holders of almost 50% of our stock	Chairs of Nominating & Corporate Governance and Compensation Committees, members of senior management and a representative from Semler Brossy, the Compensation Committee’s independent compensation consultant	Governance and Executive Compensation

2015 (2 separate occasions)	Spoke with holders of almost 65% of our stock	Chair of Nominating & Corporate Governance Committee, CEO, COO and General Counsel	Governance, Executive Compensation, Social and Environmental Matters

2014	Contacted holders of over 70% and spoke with holders of over 40% of our stock	Chair of Compensation Committee and a representative from Semler Brossy	Executive Compensation and Governance

2013	Spoke with holders of over 40% of our stock and contacted a greater percentage	Chair of Compensation Committee and a representative from Semler Brossy	Executive Compensation and Governance

2012	Significant percentage	General Counsel and Vice President of Investor Relations	Governance and Executive Compensation

Discussion with Stockholders in 2016

Topics Covered. During the 2016 outreach, we and our stockholders discussed:

➢	The history and results of the Company’s outreach activities over the past five years.

➢	The many important corporate governance and executive compensation changes and enhancements adopted by our Board of Directors, including based upon the input received from stockholders from our continuing dialogue with them. See “2016 Performance and Executive Compensation Highlights” beginning on page 41 below and “Governance Highlights” beginning on page 50 below for the topics we invited discussion on.

➢	Specific corporate governance and executive compensation topics identified as important by our stockholders:

•	Alignment between our strategic initiatives and our governance and executive compensation policies and practices – Every stockholder we spoke with was interested in discussing this topic:

▪	Governance—Board Composition. In the governance area, we spoke about the detailed, annual independent directors’ self-assessments which score Board, Committee and individual director performance and effectiveness, and which map director skillsets to our strategic initiatives. We discussed with our stockholders how this annual activity informs our Board’s assessment of what skills and experience are currently represented in the boardroom that support our business and promote the achievement of our strategic objectives, and what skills may be needed in the future
38

as the Company pursues the enhancement of its position as a leading global, omni-channel children’s apparel brand. This process has led to the steps taken in furtherance of our policies of director refreshment, succession planning and diversity.

▪	Executive Compensation—Performance Metrics and Targets. On the topic of executive compensation, we discussed the performance metrics for our annual and long-term incentive compensation plans and the setting of performance targets using those metrics.

o	Performance Metrics. We noted that the performance metrics for our annual bonus plan (adjusted operating income) and LTIP (adjusted EPS, adjusted ROIC and adjusted operating margin expansion) were selected by our Compensation Committee because the metrics:

–	directly measure progress in achieving our strategic growth initiatives;

–	hold management accountable for financial results over which they have more direct influence; and

–	are also key value creation drivers in the specialty retail industry in which we operate.

o	Performance Targets. In addition, we discussed our Compensation Committee’s practice of setting:

–	target performance compensation at a level that exceeds the prior year’s actual performance; and

–	maximum performance compensation at a “stretch” level that challenges management to strive for achievement.

•	Risk oversight and independent director compensation – Certain stockholders raised these topics for discussion:

▪	Governance—Risk Oversight. On this subject, we discussed the role of our Audit Committee and Board in the identification, ranking and mitigation of major strategic, operational, financial and compliance risks faced by our Company in its domestic and international operations.

o	Audit Committee. Our Audit Committee receives reports on a regular basis concerning the activities of the Company’s Strategic Risk Committee (SRC). The SRC is composed of members of senior management, meets regularly on a bi-weekly basis, and is advised by third-party experts where appropriate (e.g., technical and legal experts on cybersecurity matters).

o	Board of Directors. Our Board receives regular reports from the Chair of the Audit Committee on the Audit Committee’s activities involving the SRC, and the Board meets with members of the SRC to discuss risk identification and mitigation activities. The Board also meets with the Company’s third-party experts to obtain their perspective on various matters (e.g., cybersecurity). Finally, our directors apply the breadth and depth of their own experience in domestic and international business operations, finance and accounting, and other fields in this risk oversight function.

▪	Compensation—Independent Director Compensation. With other stockholders, we addressed the compensation paid to our independent directors, including how it is determined, who is involved in advising on its composition and amount, and what controls are in place concerning this compensation. We discussed the cash and time-based equity components of independent director compensation, the role of the Compensation Committee’s independent compensation consulting firm (Semler Brossy) in conducting industry and peer group benchmarking studies and making
39

recommendations to the Compensation Committee based on these studies and on its experience, and that the Company’s 2011 Equity Incentive Plan contains an annual cap on the amount of equity that may be awarded to each independent director.

•	Functioning of our Board – Finally, other stockholders inquired about this topic, one year after the 2015 proxy contest:

▪	Committed and Collaborative Board of Directors. In addressing this question, the Chair of our Nominating & Corporate Governance Committee stressed two points: (i) our Board’s unwavering and unanimous commitment to the Company’s strategy set by our CEO in 2010 when she arrived at The Children’s Place and (ii) that our Board continues to function constructively and collaboratively to drive progress and deliver value to stockholders.

Conclusions Reached by our Board. The stockholders we spoke with expressed a high degree of appreciation for our annual outreach activities and strong agreement with the steps the Company has taken to significantly enhance our governance practices and our executive compensation plan designs and practices. While the stockholders we spoke with stressed the importance of transparent disclosure in public filings, we did not receive any specific requests from our stockholders for additional changes to our corporate governance practices or our executive compensation plan designs and practices. Accordingly, following the receipt of reports from the Chairs of our Nominating & Corporate Governance and Compensation Committees, an assessment of the many important steps we have recently taken, combined with the feedback from our stockholders, the Board determined not to propose any new corporate governance or executive compensation measures at this time.

Outreach to Glass Lewis

The May 2016 Proxy Paper issued by Glass Lewis contained recommendations “Against” two proposals voted on at our 2016 Annual Meeting of Stockholders: our “Say-on-Pay” resolution and a proposal to increase the number of shares of Common Stock available under our 2011 Equity Incentive Plan. Both of these proposals were approved by our stockholders at the Annual Meeting.

Following the proxy season, the Chair of our Compensation Committee requested a meeting with the Chief Policy Officer at Glass Lewis in order to better understand Glass Lewis’ methodologies and to share our views about our strong performance as measured by the financial metrics utilized by Glass Lewis in compiling its report. At the meeting, the parties engaged in a cordial and productive discussion, from which we believe that both parties benefitted. As part of our 2016 stockholder outreach activities described above, we shared with a number of our stockholders the results of these discussions.

40

2016 PERFORMANCE AND EXECUTIVE

COMPENSATION HIGHLIGHTS

What We Do

Pay for Performance
Pay for Performance – A Substantial Majority of CEO Total Compensation Awarded, at Target, was Performance-Based in Fiscal 2013-2016

Each year, a significant percentage of management’s compensation is “at risk”, tied to Company performance.

Fiscal 2016 marks the 4th consecutive year that a substantial majority of our CEO’s total compensation awarded, at target, was performance- based.

Pay for Performance - CEO’s Equity Award in Fiscal 2016 was 100% Performance-Based

Unlike all of the other CEOs in our Peer Group, 100% of our CEO’s equity award was performance-based in fiscal 2016.

Our CEO’s annual equity awards have been 100% performance-based during the four-fiscal year period 2013-2016 (i.e., no service or time-based equity awards).

Deliver Performance
Deliver Performance - Creates Value for Stockholders	As set forth in the charts below, during fiscal 2016 (i) we were an industry leader in creating stockholder value, (ii) we returned significant capital to our stockholders, and (iii) our financial results were outstanding.
41

Major Stock Indices/FY15 End To FY16 End (Percent Change)

Retail and Apparel Stock Indices/TCP Peer Group FY15 End To FY16 End (Percent Change)

42

U.S. Retailers/FY15 End To FY16 End (Percent Change)

➢   Our total stockholder return or “TSR” was in the 94th percentile of our Peer Group of 17 specialty retailers in fiscal 2016.

➢   Our 3-year TSR was in the 100th percentile of our Peer Group.

➢   Our 5-year TSR was in the 82nd percentile of our Peer Group.

43

  ➢   On January 27, 2017 (the last business day of fiscal 2016), the closing price of our Common Stock was $94.80, a 45.6% increase for the 2016 fiscal year.

  ➢   During fiscal 2016, our Common Stock closed on December 9, 2016 at $110.68 which, at the time, was an all-time high.

  ➢   On March 31, 2017, the closing price of our Common Stock was $120.05.

➢   We returned over 83% of our cash from operations to our stockholders in fiscal 2016.

➢   We repurchased over $150 million of our Common Stock in fiscal 2016, resulting in the purchase of over $500 million of our Common Stock over the past five fiscal years and over $750 million since we began our capital return program in 2009.

➢   We paid approximately $15 million in dividends in fiscal 2016.

➢   We have increased our dividend payment three times since inception in 2014, including a 100% increase announced in the first quarter of fiscal 2017 from an annual dividend of $0.80 per share to $1.60 per share.

44

  ➢   We recorded a 4.9% increase in comparable retail sales in fiscal 2016.

  ➢   We delivered an increase in comparable retail sales in each quarter during fiscal 2016.

  ➢   We have achieved three consecutive years of positive comparable retail sales

  ➢   In fiscal 2016, our GAAP operating income increased 64% to $147.4 million from $90.1 million in fiscal 2015.

  ➢   Our adjusted operating income increased 37% to $151.7 million in fiscal 2016 from $110.8 million in fiscal 2015.

  ➢   In fiscal 2016, our GAAP operating margin (operating income divided by net sales) increased 60% to 8.3% from 5.2% in fiscal 2015.

  ➢   Our adjusted operating margin increased 33% in fiscal year 2016 to 8.5% from 6.4% in fiscal 2015.

  ➢   In fiscal 2016, we made significant progress toward our milestone of a 10% adjusted operating margin.

45

  ➢   In fiscal 2016, our GAAP EPS increased 93% to $5.40 per diluted share from $2.80 per diluted share in fiscal 2015.

  ➢   Our adjusted EPS increased 51% to $5.43 per diluted share in fiscal 2016 from $3.60 per diluted share in fiscal 2015.

  ➢   We generated cash from operations of approximately $199 million in fiscal 2016, having consistently generated strong levels of cash from operations for three consecutive fiscal years.

  ➢   We ended fiscal 2016 with minimal debt on our balance sheet. Our strong operating cash flow permitted us to return significant capital to our stockholders and to make the capital expenditures necessary to significantly advance our business transformation through technology initiative.

46

  ➢   We generated outstanding returns on our invested capital, equity and assets compared to our Peer Group in fiscal 2016 and in fiscal 2014-2016.

  ➢   The investments we are making in our transformation strategy, including investments in our business transformation through technology initiative, are producing impressive results.

Measure Performance
Performance Metrics for our Annual Bonus Plan and LTIP Measure Progress on our Strategic Growth Initiatives	Our annual bonus plan and long-term incentive plan (LTIP) provide for 1-year and 3-year performance periods, respectively, using performance metrics that:

• directly measure progress made in achieving our strategic growth initiatives;

• hold management accountable for financial results over which they have more direct influence; and

• are key value creation drivers in the specialty retail industry.

Annual Bonus Plan Metric:

Adjusted operating income – measures progress on our strategic growth initiatives by measuring our operating performance.

LTIP Metrics:

Adjusted earnings per share (EPS) – measures progress on our strategic growth initiatives by measuring profitability.

Adjusted return on invested capital (ROIC) – measures the progress on our strategic initiatives, including the investments we are making in our business transformation through technology initiative.

Adjusted operating margin expansion – measures progress toward our milestone of a 10% adjusted operating margin.

Performance Targets for our Annual Bonus Plan and LTIP are Set at Levels that Exceed the Prior Period’s Actual Results	The performance goals set each year by our Compensation Committee are designed to challenge our executives to continue to achieve results that drive total stockholder return (TSR).
47

Other Important Practices
“Clawback” of Incentive Compensation	Both our annual bonus plan and LTIP provide for the repayment of incentive compensation under various circumstances, including restatement of financial statements.
Mitigate Undue Risk	We have caps on bonuses paid to executives and on the number of performance shares which can be earned. We also have an annual cap on the amount of equity that may be awarded to our Independent Directors.
Conduct an Annual Benchmarking of Executive and Independent Director Compensation	In concert with the Compensation Committee’s independent compensation consulting firm.
Conduct an Annual Compensation Risk Assessment
Conduct an Annual Peer Group Review

What We Do NOT Do
Do Not Gross-Up Golden Parachute Excise Taxes or Taxes on Perquisites or Benefits	Reimbursement of standard relocation expenses is the only exception.
Do Not Provide Special or Supplemental Retirement Benefits	We offer standard, limited perquisites and benefits.
Do Not Allow Repricing of Equity Awards Without Stockholder Approval	Our 2011 Equity Incentive Plan requires stockholder approval for any repricing of awards.

CEO Compensation

The Compensation Committee and the Board have assessed our CEO’s role in achieving the Company’s industry-leading stock performance and outstanding financial and operational results in fiscal 2016. The discussion focused on Ms. Elfers’ leadership in developing our strategic growth initiatives and effecting the successful transformation of the Company. The Compensation Committee and the Board recognized that, under Ms. Elfers’ strong strategic leadership, the Company has been a leading performer in the retail industry and has transformed into a leading global, omni-channel children’s apparel brand.

The Compensation Committee and the Board reviewed Ms. Elfers’ outstanding performance and contributions in fiscal 2016, with a special emphasis on:

•	Our industry-leading stock performance and the achievement of outstanding financial and operational results.

•	As our Chief Executive Officer, Ms. Elfers set our strategic vision, developed our four key strategic growth initiatives, and led our successful company-wide, multi-year transformation to a leading global, omni-channel children’s apparel brand, by

•	assembling, motivating and leading a best-in-class management team, and

•	delivering our transformative results by fostering a culture of operational excellence, while at the same time,
48

•	taking on the additional responsibilities of Chief Merchant and Chief Digital Officer, roles that are critical to our success.

Following the assessment of Ms. Elfers’ exceptional contributions and performance, the Compensation Committee, in consultation with its independent compensation consultants, recommended to the Board, that, based on the outstanding results achieved, the magnitude of the progress made on our strategic growth initiatives, and the additional responsibility for merchandising and e-commerce that Ms. Elfers assumed in fiscal 2016, Ms. Elfers be provided with the following:

•	For fiscal 2016, a one-time special bonus of $4 million.

•	In fiscal 2017, the grant of $4 million of time-based RSUs vesting one-third annually over three years, in recognition of the critical role Ms. Elfers will continue to play in achieving sustained improvement in performance and creation of stockholder value, and the importance of motivating and retaining such a key talent (awarded in addition to performance-based RSUs granted to our CEO on an annual basis).

➢	In approving this TRSU award, the Committee and the Board recognized that no time or service-based equity awards had been granted to our CEO since fiscal 2012.

•	For fiscal 2017 and subsequent fiscal years, a performance-based target bonus of 160% of annual salary, with a maximum bonus of 2x target.
49

GOVERNANCE HIGHLIGHTS

What We Do
Declassified Board of Directors	All of our directors are elected annually.
Proxy Access Rights	Proxy materials may include the names of up to two directors (or, if greater, that number equal to 20% of the Board) nominated by up to 20 stockholders who have continuously owned 3% or more of our Common Stock for three or more years.
Stockholders May Call Special Meetings	Holders of 25% or more of our Common Stock may call special stockholder meetings.
Favorable Advance Notice Proxy Proposal Provisions	Provide for a longer notice window for the submission of stockholder proposals and provide greater certainty as to when proposals must be submitted.
Conduct Annual Board, Committee and Individual Director Self-Assessments	Detailed scoring of performance and effectiveness of the Board, Board committees and individual directors.
Conduct an Annual Mapping of Director Skillsets and Experience to Our Strategy	Assessment and cataloging of director skills and experience that support our business and promote the achievement of our strategic initiatives; identification of any gaps to fill.
Policies on Director Refreshment, Succession Planning and Diversity

Annual director self-assessments and skillset mapping inform steps to be taken in furtherance of these policies.

•   3 independent directors added since 2015

•   our directors’ tenure ranges from 1 to 9 years, providing the Board with fresh perspectives and the benefit of experience

•   average tenure of continuing independent directors is 4.25 years

•   one-third of continuing directors are women

Limit the Number of Public Boards on Which a Director May Serve to Four	Promotes full engagement of directors.
Stock Ownership Guidelines	Require meaningful stock ownership and retention requirements for our CEO, executive officers and independent directors.
Majority Voting for Directors	Promotes accountability to stockholders.
Strive for Transparent Disclosure	Proxy statement and other reports filed with the SEC.
Focus on Environmental, Social and Governance (ESG) Matters of Importance to Our Brand	We have a robust responsible sourcing function in each country in which we source our products. The health, welfare and safety of the labor force in third-party factories with whom we do business is an important component of our global sourcing activities.
50

What We Do NOT Do
No “Single-Trigger” Equity Vesting on a Change in Control	“Double-trigger” equity vesting applies to all outstanding and future equity awards.
No Super-Majority Voting	No stockholder action under either our charter or bylaws requires a super-majority vote.
Do Not Permit Our Executives, Employees or Directors to Hedge or Pledge Our Common Stock	We maintain a strict trading calendar during which executives, employees and directors may and may not buy/sell our Common Stock.
Do Not Combine the Roles of Our CEO and Chairman of the Board	Roles are separated.

PROGRESS ON STRATEGIC GROWTH INITIATIVES

Our strategic vision was set by our CEO in 2010. We are a leading global, omni-channel children’s apparel brand. In fiscal 2016, we delivered industry-leading stock price performance and outstanding financial results, and continued to make substantial progress on our strategic initiatives, all against the backdrop of an intensely competitive, highly promotional, and “over-stored” specialty retail industry in which most retailers failed to deliver.

Our four key strategic initiatives, which are supported by a foundation of operational excellence and a best in class management team, are:

➢	Product Focus. Product is, and will always be, our number one priority. Due to the strength of our design, sourcing and merchandising teams, we consistently deliver product that meets or exceeds our customers’ requirements. We strive to ensure that we have the right product, in the right channels of distribution, at the right time. The combination of our very talented product teams, coupled with our new inventory management tools, allowed us to make significant progress in fiscal 2016 on more frequent deliveries of updated, trend-right fashion, and increased penetration of wear-now, seasonally appropriate apparel, accessories and footwear.

➢	Business Transformation Through Technology. In fiscal 2016, we made significant further on-time and on-budget progress on our business transformation through technology initiative which will continue to improve sales and margin. There are two key components of this initiative: inventory management and digital transformation.

•	Inventory Management. Our new inventory management systems continue to drive gross margin expansion, as evidenced by eight consecutive quarters of increases in merchandise margin and average unit retail price (AUR). Specifically, our assortment planning and allocation and replenishment tools are continuing to enhance inventory productivity. In fiscal 2016, we launched our size and pack optimization tool and a new order planning and forecasting system, and expanded our number of store tiers.

•	Digital Transformation. Fiscal 2016 also saw progress on our digital transformation initiative which will enhance our customers’ shopping experience across channels and drive improvements in customer acquisition, retention and engagement. These initiatives consist of: enhancing our digital foundation; digital capabilities and omni-channel experience; increasing customer engagement; and developing our customer marketing platform. Specifically, in fiscal 2016 we:

▪	Improved our mobile site by enhancing the search capabilities and the browse, navigation and checkout functions.

▪	Re-launched two important programs: our private label credit card program and our customer loyalty program to reward our most loyal customers with enhanced value and simplicity and to increase spend by these customers.
51

▪	Successfully piloted our first omni-channel initiative: reserve online, pick-up in store and began work on additional omni-channel initiatives, including buy online, pick-up in store.

➢	Global Growth Through Channel Expansion. Our e-commerce, international and wholesale channels continue to grow and expand our global footprint making us less reliant on U.S. brick and mortar-based store growth.

•	E-Commerce. We continue to leverage our e-commerce channel to enhance our brand recognition globally and to drive e-commerce sales domestically and internationally, including in Canada and India, and in China through our flagship e-commerce store on TMall which opened in October 2016. In fiscal 2016, our e-commerce sales constituted almost 20% of our total North American sales.

•	International. Our international operations continued to expand in fiscal 2016. We opened 48 new points of distribution (stores, shop-in-shops and e-commerce sites), and at fiscal year-end had 150 points of distribution in 17 countries operated by six franchise partners.

•	Wholesale. In fiscal 2016, we expanded our relationship with Amazon through the launch of a merchandise replenishment program, adding to our existing fashion wholesale business with them.

➢	Optimization of Our Store Fleet. In fiscal 2016, we continued to optimize our store fleet.

•	Planned Closure of Underperforming Stores. We continued to execute on our planned closures of underperforming stores: 34 stores were closed in fiscal 2016 and a total of 142 stores were closed in fiscal 2013-2016, with a target of closing a total of 300 stores through 2020.

•	Improved Profitability. Our store fleet optimization has resulted in improved comparable retail store sales and improved profitability in our e-commerce business and remaining stores. On average, we continued to experience positive sales transfer rates from the stores we have closed of approximately 20%.

•	Continuing Opportunity. The combination of 80% of our store fleet having a lease action over the next four years, an average remaining lease term for our stores of less than three years, and the current tenant friendly lease environment permitting the renegotiation of occupancy costs, provides us with an opportunity to continue to optimize our store fleet portfolio and improve our total enterprise profitability.

PEER GROUP

The Company uses comparative executive compensation data from a group of other leading specialty retail companies within a range of approximately 0.5x to 2.0x of our annual revenue. These companies are used as a point of reference in designing our compensation programs and in setting compensation levels. This group of companies is referred to in this Compensation Discussion and Analysis as our “Peer Group.” We do not use this data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive.

52

The Compensation Committee regularly reviews the members of our Peer Group with the assistance of its independent compensation consultant. Most recently, as part of this process, the Compensation Committee eliminated one company which had been acquired (ANN) and another which had declared bankruptcy (Aeropostale), and added five additional companies (indicated below by an asterisk). The Compensation Committee has approved the following 17 companies as the members of our Peer Group for fiscal 2016:

Abercrombie & Fitch*	Finish Line
American Eagle Outfitters	G-III Apparel Group*
Ascena Retail Group	Guess?*
Buckle	Genesco*
Caleres	Kate Spade & Company
Carter’s	Stage Stores
Chico’s FAS	Tailored Brands
DSW	Zumiez*
Express
53

ELEMENTS OF COMPENSATION PROGRAM

Compensation Philosophy

Our Company is committed to achieving long-term, sustainable growth and increasing stockholder value. Our Compensation Committee’s committed to ensuring that we are able to recruit and retain talent.

Our compensation philosophy is to set our NEOs total direct compensation at levels that will attract, motivate, reward and keep superior executive talent committed to our Company in a highly competitive environment. Our NEO compensation program is designed to support these objectives and encourage strong financial performance on an annual and long-term basis, without encouraging excessive risks. Our executive compensation program does so by linking a significant portion of our NEOs’ total compensation in the form of annual bonus and long-term performance stock to Company performance, including the progress being made on our strategic growth initiatives.

In setting the level of executive compensation, our Compensation Committee also annually reviews with its independent compensation consultant compensation levels of management at companies in our Peer Group and industry-wide retail surveys with a view to monitoring the level of compensation of our management team, including our NEOs, compared to that of our Peer Group and our industry.

Setting Compensation

In setting compensation of all NEOs, our Compensation Committee takes into account multiple objective and position-specific factors, including:

•	the nature and scope of each executive’s responsibilities;

•	each executive’s experience, performance, and contribution to the Company and it strategic initiatives;

•	comparative compensation data for executives in similar positions at companies participating in retail surveys conducted by independent consulting firms, as described below, and of companies in our Peer Group;

•	the Company’s performance;

•	prior equity awards and potential future earnings from equity awards;

•	retention needs; and

•	other factors the Committee deems relevant.

The Compensation Committee reviews total compensation, and its individual components, at the 25th, 50th, and 75th percentile levels paid to executives in similar positions at specialty retailers (including companies in our Peer Group) by reference to industry-wide retail surveys prepared by independent third party consulting firms to understand where the compensation our Compensation Committee sets falls relative to the market practices. The Compensation Committee utilizes this data as a reference point in determining whether an executive’s total compensation opportunity is likely to provide sufficient motivation and retention. The Compensation Committee also uses this data to determine whether an executive’s total compensation opportunity properly reflects the executive’s role and scope of responsibilities relative to similarly situated executives of companies in the retail surveys and our Peer Group. The Compensation Committee chooses the actual amount of compensation opportunity of each executive based, in part, on its review of data for the companies in the retail surveys and our Peer Group and in part on the other factors discussed above.

54

Components of Compensation

Our executive compensation program generally consists of four basic elements:

➢	Base salary

➢	Annual performance-based cash bonus opportunity

➢	Long-term equity awards (time and performance-based)

➢	Employee benefits and perquisites

Base Salary

Purpose. The Compensation Committee intends that base salary provide a reasonable, competitive level of fixed compensation based on responsibilities, skills and experience.

The base salaries of our NEOs are, on average, at approximately the median of our Peer Group. We believe that setting salaries in the median range mitigates the incentive that might otherwise exist for an executive to support short-term focused or higher-risk business strategies if fixed compensation was set below the median.

For fiscal 2016, the average annual salaries of our NEOs (other than our CEO, who did not receive a salary increase) increased by approximately 3% in keeping with market trends surveyed by our Compensation Committee’s independent compensation consultant.

Annual Performance-Based Cash Bonuses

Purpose. Our annual bonus plan rewards performance over a one-year period against a financial performance measure pre-established by the Compensation Committee. As in the past, this measure for fiscal 2016 was adjusted operating income. The Compensation Committee believes that, as a measure of operating performance, adjusted operating income is an important driver of stockholder value, and accordingly, is an appropriate performance measure for our annual bonus plan.

Terms of Annual Bonus Plan. Our executives, including the NEOs, are each assigned a bonus target opportunity by the Compensation Committee expressed as a percentage of base salary (for our senior management in fiscal 2016, ranging from 50% of base salary to 100% of base salary, and 130% of base salary in the case of our CEO). For fiscal 2016, these formula-driven cash payouts could have ranged from zero, if performance fell below an adjusted operating income threshold, to 100% of bonus opportunity if the adjusted operating income target was met, and up to a maximum of 200% of the target bonus opportunity if performance exceeded target. Based on market trends surveyed by our Compensation Committee’s independent compensation consultant and reviewed with

55

the Compensation Committee on an annual basis, we believe that our management’s bonus opportunities as a percentage of base salaries are in-line with those of our Peer Group and our industry. Our annual bonus plan provides the Compensation Committee with “negative discretion”, that is, the authority to reduce the amount of bonus paid to a participant or to some or all participants if the Compensation Committee determines in its sole discretion that such reduction is appropriate. See also “2016 Executive Compensation Highlights—CEO Compensation” beginning at page 17 above.

Long-Term Incentives—Equity Awards

Purpose. The Compensation Committee uses performance-based equity as a reward for the contribution of our management to our performance, including the achievement of our strategic goals, and to align the interests of our management with those of our stockholders. The purpose of time-based equity is to provide for retention and motivation.

Types of Awards. During fiscal 2016, we granted time-based and performance-based awards to eligible associates under our long-term incentive plan (LTIP). These awards consisted of time-based restricted stock units (“TRSUs”) and performance-based restricted stock units (“PRSUs”). Our Compensation Committee determines whether the TRSUs and/or PRSUs are settled in shares of common stock, in cash equal to the fair market value of such shares at the time of delivery, or in part shares of common stock and in part cash. All awards under our LTIP have been settled in shares of Common Stock to date. We typically award equity once a year in the first or second quarter of our fiscal year, although we also award equity as part of certain new-hire awards and in connection with promotions. At January 28, 2017 (the end of fiscal 2016), there were 1,065,920 shares available for grant under our 2011 Equity Plan.

Time-Based Stock Awards. TRSUs are subject to annual vesting, generally in three equal annual instalments beginning on the first anniversary of the date of the award. Generally, the recipient must be employed by the Company on the applicable vesting dates in order to receive the vesting shares. The three-year vesting period underscores the long-term focus of this award program. During fiscal 2016, TRSU awards were made to our NEOs, other than our CEO, as part of our annual long-term incentive award grants to eligible employees. See also “2016 Executive Compensation Highlights—CEO Compensation” beginning at page 17 above.

Mindful to avoid “pay for failure”, the Compensation Committee requires that all outstanding (and future) TRSUs provide for forfeiture if the awardee leaves the Company voluntarily or is terminated by the Company without cause.

Performance-Based Stock Awards. Our PRSUs tie payouts directly to pre-established performance measures over a 3-year period which the Compensation Committee believes measure the progress made on our strategic initiatives and which drive total stockholder return (TSR).

The design of our 2016 PRSUs is summarized below:

➢	Performance metrics consist of (i) adjusted EPS (50%), (ii) adjusted operating margin expansion (25%) and (iii) adjusted return on invested capital (ROIC) (25%), which performance metrics are different from the performance metric for our annual bonus plan.

➢	Performance is measured over a 3-year period, with cliff vesting at the end of the 3-year period.

The adjusted EPS measure was selected to create a strong focus on our overall profit goal and the underlying drivers of revenue growth, cost control, cash flow, and ultimately TSR. In setting adjusted EPS targets, it is important to note that the Compensation Committee takes into account our planned stock repurchases as set forth in our annual operating plan for the applicable performance period.

Adjusted operating margin expansion and adjusted ROIC were added by the Compensation Committee to our performance-based equity awards for fiscal 2016 and going forward, including based on feedback from our stockholders. These metrics are particularly well-suited to directly measure the progress we are making on our strategic growth initiatives, are measures that

56

management can more directly control, and are key valuation drivers in the specialty retail industry. The intent of these metrics is to measure, and reward our NEOs for, the achievement of important strategic growth initiatives that strengthen the Company’s competitive position and drive TSR.

In response to feedback we received from several of our stockholders in 2015, for fiscal 2016 and going forward, we eliminated the TSR modifier as a component of our LTIP performance metrics. A number of our stockholders told us that they were not in favor of TSR as a performance metric despite its use by a number of companies. Drawbacks with the use of TSR cited by these stockholders included: (i) results can be influenced by short-lived price swings; (ii) point to point stock price measurements ignore stock price movements experienced by stockholders during a measurement period; (iii) the achievement of a relatively higher (or lower) level of TSR in any one performance period can be influenced by a company’s starting stock price relative to the starting stock prices in a company’s peer group (i.e., at or near a high or at or near a low); and (iv) a company’s comparator peer group of companies often changes due to changes in market capitalization, acquisitions and going private transactions. Our stockholders told us that they preferred performance metrics that focus more specifically on the objectives of our strategic plan. Accordingly, following a detailed assessment of the reasons cited by stockholders and recognizing that the Company has adopted and continues to use LTIP performance metrics which are more closely aligned with our strategic objectives and which are important valuation drivers in the specialty retail industry, including metrics which were cited as preferred to TSR by our stockholders, following consultation with its independent compensation consultant, our Compensation Committee eliminated the use of a TSR modifier as a performance metric in our LTIP in fiscal 2016 and going forward.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to evaluate operating performance, including to measure performance for purposes of the Company’s annual bonus plan and LTIP. The Company’s quarterly financial results are reported on a GAAP and on an as adjusted, non-GAAP basis in quarterly press releases and related Current Reports on Form 8-K filed with the Securities and Exchange Commission. Adjusted financial measures are non-GAAP measures and are not intended to replace GAAP financial information. The Company believes the non-recurring and unusual items excluded as non-GAAP adjustments do not reflect the performance of its core business and that providing supplemental disclosure to investors in the form of adjusted financial measures facilitates comparisons of the past and present performance of its core business. A reconciliation of non-GAAP to GAAP financial information is provided in all press releases and Form 8-Ks which include non-GAAP measures.

Incentive Compensation Goals

Annual Bonus Plan. Set forth below are the adjusted operating income goals set by our Compensation Committee for our annual bonus plan in fiscal 2016. As a result of the Company’s adjusted operating income for fiscal 2016 of approximately $151.7 million, our NEOs received an incentive cash bonus for fiscal 2016 at 200% of their respective target bonus opportunities.

Performance Measure	Threshold (0%)	Target (100%)	Maximum (200%)
Adjusted Operating Income Goals[1] for Fiscal 2016 (millions)	$ 108.9[2]	$121.0	$ 133.1
Increase (Decrease) Over Fiscal 2015 Actual Adjusted Operating Income ($110.8 million)	(1.7%)[2]	9.2%	20.1%

[1]	During fiscal 2016, the Company recorded net charges of $4.3 million for unusual or non-recurring items, including expenses related to a provision for foreign exchange control penalties and asset impairment charges, offset by income due to a legal settlement. These expenses and income were disclosed in the Company’s press release which announced its fiscal 2016 results and in a Current
57

Report on Form 8-K filed with the Securities and Exchange Commission in which that press release was included as an exhibit. A reconciliation of adjusted (non-GAAP) operating income to GAAP operating income was provided in such press release.

[2]	The $108.9 million threshold amount for fiscal 2016 is 16.9% greater than the threshold amount for fiscal 2015 and 2.9% greater than the target amount for fiscal 2015.

LTIP. Set forth below are the three-year cumulative adjusted operating income goals which were applicable to PRSUs awarded in fiscal 2013 and delivered in fiscal 2016. The fiscal 2013 PRSU award was the final LTIP award which utilized adjusted operating income as the performance metric. These PRSUs vested at 69% of target in fiscal 2016 (following the end of the three-fiscal year performance period) based upon the Company’s achievement of $320.3 million of adjusted operating income for fiscal 2013-2015:

Performance Measure	Threshold (0%)	Target (100%)	Maximum (200%)
Cumulative Adjusted Operating Income[1] (millions)	$301.3	$361.3	$403.1

[1]	Fiscal 2013 was the last year that the Company’s performance metric was the same for its annual bonus plan and PRSUs under its LTIP. Since fiscal 2014-2015, the performance metrics have been different for such plans. See “Long-Term Incentives—Equity Awards—Performance-Based Stock Awards” on page 56 above.

During fiscal 2013-2015, the Company recorded charges of $48.0 million for unusual or non-recurring items, including expenses related to a proxy contest, restructuring costs, settlement of a wage and hour class action lawsuit, store disposition costs, a sales tax audit and distribution center exit costs. All of these expenses were disclosed in the Company’s press releases which announced its fiscal 2013-2015 results and in the Current Reports on Form 8-K filed with the Securities and Exchange Commission in which these press releases were included as exhibits. A reconciliation of adjusted (non-GAAP) operating income to GAAP operating income was provided in such press releases.

The Company does not disclose performance goals for PRSUs for which the three-year performance period is not complete because to do so would disclose material non-public and competitively sensitive information concerning the Company’s anticipated results.

Employee Benefits and Perquisites

The Company provides its management (including the NEOs) with the same employee benefits other employees receive, including health insurance coverage. In addition, Company management also receives an opportunity to participate in our voluntary deferred compensation plan, an opportunity to purchase group long-term disability coverage and supplemental disability coverage, and certain modest perquisites. In the case of our CEO, perquisites were agreed to as a result of the arms-length negotiation of her employment agreement and were determined by the Compensation Committee to be important for retaining an executive of her talent. Any personal income taxes due as a result of these perquisites are the responsibility of the NEOs—we do not provide tax gross-ups to our executives, including the NEOs (other than in connection with certain standard relocation expenses).

The Company uses severance guidelines. Subject to their terms, these guidelines are designed to offer our employees fair and adequate replacement income based upon market practice. In general, all of our executives (other than our CEO) participate under the same severance guidelines that are applied to other employees. Our CEO’s severance arrangements are as provided in her employment agreement, which is described below.

58

OTHER COMPENSATION CONSIDERATONS

Stock Ownership Guidelines

In order to ensure that the interests of our senior management team and the Board are properly aligned with those of our stockholders, on the recommendation of the Compensation Committee, the Board has adopted stock ownership guidelines for our independent directors and senior management team, which includes our NEOs. Our Compensation Committee reviews the equity ownership of our NEOs and other members of senior management, and our Board reviews the equity ownership of our independent directors, in each case, on an annual basis to determine compliance with the Company’s stock ownership guidelines. Under these guidelines, the ownership multiples are as follows:

Individual	Multiple
Chief Executive Officer	5x Base Salary
COO, CFO and Senior Vice Presidents	3x Base Salary
Independent Directors	5x Annual Cash Retainer

During fiscal 2016, each of our executives and independent directors was in compliance with his or her applicable ownership guideline.

Prohibition on Hedging/Pledging

Hedging and pledging of our Common Stock is prohibited under the Company’s policies to ensure that the interests of management are aligned with those of our stockholders. During fiscal 2016, no member of management and no member of our Board hedged or pledged any shares of Company stock.

Taxation

We endeavor to pay compensation to the NEOs that is tax deductible to the Company under Section 162(m) of the Code, however, we may forgo any or all of the tax deduction if we believe it to be in our best interests and that of our stockholders. The Company believes that all non-equity incentive plan compensation and performance-based equity awards granted to NEOs qualify as performance-based compensation under Section 162(m), and that time-based compensation and special bonuses do not.

Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to executives.

The Compensation Committee also takes into account the potential implications of Sections 280G and 4999 of the Code in determining potential payments to be made to executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, the Company may not be able to deduct such payments pursuant to Section 280G and the recipient of such payments may be subject to the excise tax under Section 4999.

No “golden parachute” tax gross-ups. The Company does not provide tax gross-ups for any “golden parachute” excise tax payable by the recipient under Section 4999 of the Code. Rather, upon a termination of employment in connection with a change in control that gives rise to the payment of severance, the NEOs and other executives party to the Company’s change in control severance agreements (and Ms. Elfers pursuant to her employment agreement) will receive the greater of (i) the largest portion of the payment that is not subject to a “golden parachute” excise tax under Section 4999 of the Code or (ii) the full amount of the payment if the net-after-excise tax amount retained by the executive would exceed the amount in clause (i).

59

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2016 and in this Proxy Statement.

The foregoing Compensation Committee report has been submitted by the members of the Compensation Committee: Joseph Gromek (Chair), Norman Matthews and Robert L. Mettler.

60

Summary Compensation Table

The following table shows the compensation of the Company’s President and Chief Executive Officer (our principal executive officer), the Company’s Chief Financial Officer (our principal financial officer), and the three other most highly compensated executive officers of the Company (collectively, the “NEOs”) for fiscal 2016, 2015 and 2014.

						Non-Equity
					Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary(1)	Bonus		Awards(2)	Compensation(3)	Compensation		Total

Jane Elfers	2016	$1,100,000	$4,000,000	(4)	$7,603,424	$2,860,000	$127,746	(5)	$15,691,170
President and Chief	2015	1,100,000	–		6,726,551	1,848,000	126,583	(6)	9,801,134
Executive Officer	2014	1,100,000	–		4,740,306	1,491,600	124,136	(7)	7,456,042

Michael Scarpa	2016	$775,000	–		$2,600,234	$1,550,000	$11,268	(9)	$4,936,502
Chief Operating Officer(8)	2015	775,000	–		1,930,169	1,085,000	10,620	(10)	3,800,789
	2014	768,269	–		2,473,000	875,750	11,244	(11)	4,128,263

Anurup Pruthi	2016	$540,557	–		$1,000,002	$660,000	$10,306	(13)	$2,210,865
Senior Vice President,	2015	510,962	–		885,284	432,600	113,795	(14)	1,942,641
Chief Financial Officer(12)	2014	67,308	–		281,800	–	82,285	(15)	431,393

Gregory Poole	2016	$615,000	–		$1,500,146	$922,500	$12,269	(16)	$3,049,915
Senior Vice President,	2015	610,962	–		772,096	645,750	26,011	(17)	2,054,819
Global Sourcing	2014	590,981	–		989,200	508,500	25,003	(18)	2,113,684

Kevin Low	2016	$475,962	–		$750,074	$576,000	$8,657	(19)	$1,810,693
Senior Vice President,	2015	460,962	–		643,486	390,600	5,798	(20)	1,500,846
Store Operations	2014	443,097	–		741,900	305,000	5,741	(21)	1,495,738

Notes to the Summary Compensation Table

(1)	Includes amounts deferred under our Deferred Compensation Plan and 401(k) Plan.

(2)	The stock award grant date fair value for both time-vested and performance-based stock awards is determined in accordance with FASB ASC Topic 718, in the case of performance-based stock awards, based on the number of shares probable of vesting as determined by those rules, multiplied by the fair market value of one share of our Common Stock on the grant date. For fiscal 2016, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the fair value price of one share of our Common Stock on the grant date, were $15,206,848, $2,600,234, $1,000,002, $1,500,146 and $750,073 for Ms. Elfers, Mr. Scarpa, Mr. Pruthi, Mr. Poole and Mr. Low, respectively. For fiscal 2015, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the fair value price of one share of our Common Stock on the grant date, were $20,179,653, $3,090,472, $1,935,718, $1,236,235 and $1,030,311 for Ms. Elfers, Mr. Scarpa, Mr. Pruthi, Mr. Poole and Mr. Low, respectively. For fiscal 2014, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the fair value price of one share of our Common Stock on the grant date, were $9,999,989, $3,596,250, $1,438,500 and $1,146,825 for Ms. Elfers, Mr. Scarpa, Mr. Poole and Mr. Low, respectively. For more information concerning the assumptions used in determining the portion of the performance-based awards that are probable of vesting, see Note 3—Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2016 fiscal year and the Grants of Plan-Based Awards Table beginning on page 63 below.

(3)	The amounts shown are incentives earned in accordance with the annual incentive arrangements described in the Compensation Discussion and Analysis beginning on page 37 above, and which are payable pursuant to the management incentive plan approved by the Compensation Committee at the beginning of each respective fiscal year. Amounts shown are for services performed during the fiscal year and paid during the subsequent fiscal year.

(4)	The Compensation Committee and the Board have assessed Ms. Elfers’ role in achieving the Company’s outstanding financial and operating results in fiscal 2016. The discussion focused on Ms. Elfers’ leadership in developing our strategic growth initiatives and in effecting the successful

61

transformation of the Company. The Compensation Committee and the Board recognized that, under Ms. Elfers’ strong strategic leadership, the Company has been a leading performer in the retail industry and has transformed into a leading global omni-channel children’s apparel brand. Following this assessment, the Compensation Committee, in consultation with its independent compensation consultants, recommended to the Board, that, based on the outstanding results achieved, the magnitude of the progress made, and the additional responsibility for merchandising and e-commerce that Ms. Elfers assumed in fiscal 2016, Ms. Elfers be paid a one-time special bonus of $4,000,000 for fiscal 2016. See “Executive and Director Compensation—Compensation Discussion & Analysis—2016 Performance and Executive Compensation Highlights—CEO Compensation” beginning on page 48 above.

(5)	The amount shown includes $66,191 for a driver, $13,397 for driver reimbursements, $29,979 for a leased vehicle, $681 for life insurance premiums, $10,179 for executive long term disability premiums and $7,319 for supplemental life insurance premiums.

(6)	The amount shown includes $61,488 for a driver, $16,400 for driver reimbursements, $28,075 for a leased vehicle, $3,230 for tax preparation services, $749 for life insurance premiums, $9,322 for executive long term disability premiums and $7.319 for supplemental life insurance premiums.

(7)	The amount shown includes $60,879 for a driver, $16,124 for driver reimbursements, $26,451 for a leased vehicle, $3,275 for tax preparation services, $766 for life insurance premiums, $9,332 for executive long term disability premiums and $7,319 for supplemental life insurance premiums.

(8)	Mr. Scarpa commenced serving as our Executive Vice President, Chief Financial Officer on December 3, 2012. On April 16, 2013, Mr. Scarpa became our Chief Operating Officer and Chief Financial Officer. On December 8, 2014, with the hiring of Mr. Pruthi as our Chief Financial Officer, Mr. Scarpa ceased acting as our principal financial officer.

(9)	The amount shown includes $528 for life insurance premiums and $10,740 for executive long term disability premiums.

(10)	The amount shown includes $528 for life insurance premiums and $10,092 for executive long term disability premiums.

(11)	The amount shown includes $578 for life insurance premiums and $10,666 for executive long term disability premiums.

(12)	Mr. Pruthi commenced serving as our principal financial officer on December 8, 2014.

(13)	The amount shown includes $375 for life insurance premiums, $8,450 for executive long term disability premiums and $1,481 for 401(k) plan matching contributions.

(14)	The amount shown includes $341 for life insurance premiums, $6,841 for executive long term disability premiums and $106,614 for relocation expenses and relocation tax gross-ups.

(15)	The amount shown includes $33 for life insurance premiums, $439 for executive long-term disability premiums and $81,813 for relocation expenses and relocation tax gross-ups.

(16)	The amount shown includes $419 for life insurance premiums, $9,958 for executive long term disability premiums and $1,892 for 401(k) plan matching contributions.

(17)	The amount shown includes $409 for life insurance premiums, $10,005 for executive long term disability premiums and $15,597 for 401(k) plan matching contributions.

(18)	The amount shown includes $445 for life insurance premiums, $9,431 for executive long term disability premiums and $15,127 for 401(k) plan matching contributions.

(19)	The amount includes $327 for life insurance premiums, $6,853 for executive long-term disability premiums and $1,477 for 401(k) plan matching contributions.

(20)	The amount shown includes $307 for life insurance premiums and $5,491 for executive long term disability premiums.

(21)	The amount shown includes $250 for life insurance premiums and $5,491 for executive long term disability premiums.

62

Grants of Plan-Based Awards

The following table shows information about the non-equity incentive awards, equity incentive awards and other stock awards reflected in the Summary Compensation Table for fiscal 2016 and that were granted to the NEOs who received such awards during fiscal 2016.

									All Other	Grant
									Stock	Date
									Awards:	Fair
		Estimated Future Payouts				Estimated Future Payouts			Number	Value
		Under Non-equity Incentive				Under Equity Incentive			of Shares	of Stock
		Plan Awards				Plan Awards			of Stock	and
	Grant	Threshold	Target	Maximum		Threshold	Target	Maximum	or Units	Option
Name	Date	($)(1)	($)(1)	($)(1)		(#)	(#)	(#)	(#)	Awards(2)
Jane Elfers		0	$1,430,000	$2,860,000	(4)
President and	4/26/16(3)					0	96,185	192,370		$7,603,424
Chief Executive Officer

Michael Scarpa		0	$775,000	$1,550,000
Chief Operating Officer	5/5/16(5)					0	18,186	36,372		$1,300,117
	5/5/16(6)								18,186	1,300,117

Anurup Pruthi		0	$330,000	$660,000
Senior Vice President,	5/5/16(7)					0	6,994	13,988		$500,001
Chief Financial Officer	5/5/16(8)								6,994	500,001

Gregory Poole		0	$461,250	$922,500
Senior Vice President,	5/5/16(9)					0	10,492	20,984		$750,073
Global Sourcing	5/5/16(10)								10,492	750,073

Kevin Low		0	$288,000	$576,000
Senior Vice President,	5/5/16(11)					0	5,246	10,492		$375,037
Store Operations	5/5/16(12)								5,246	375,037

Notes to the Grants of Plan-Based Awards Table

(1)	Amounts reflect bonuses available to be earned in accordance with our management incentive plan approved by the Compensation Committee at the beginning of fiscal 2016.

(2)	Reflects the aggregate grant date fair value of the awards, computed in accordance with “Compensation—Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification based on the fair value of our Common Stock on the date of grant. The estimated fair value of the performance-based awards is based upon the probable outcome of the performance conditions on the date that each award was communicated to each of our NEOs for the performance period and the fair market value of our Common Stock on that date. For more information, see Note 3—Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2016 fiscal year.

(3)	Awarded pursuant to the terms of PRSUs granted on April 26, 2016 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Elfers based upon the achievement of the performance targets for fiscal years 2016-2018. Earned performance shares will vest in April 2019, provided Ms. Elfers is employed on February 2, 2019.

(4)	See also “Executive and Director Compensation—Compensation Discussion & Analysis—2016 Performance and Executive Compensation Highlights—CEO Compensation” beginning on page 48 above.

(5)	Awarded pursuant to the terms of PRSUs granted on May 5, 2016 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Scarpa based upon the achievement of the performance targets for fiscal years 2016-2018. Earned performance shares will vest in April 2019, provided Mr. Scarpa is employed on that date.

63

(6)	Awarded pursuant to the terms of TRSUs granted on May 5, 2016 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-third vest on the first, second and third anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates.

(7)	Awarded pursuant to the terms of PRSUs granted on May 5, 2016 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Pruthi based upon the achievement of the performance targets of the fiscal years 2016-2018. Earned performance shares will vest in April 2019, provided Mr. Pruthi is employed on that date.

(8)	Awarded pursuant to the terms of TRSUs granted on May 5, 2016 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-third vest on the first, second and third anniversaries of the award date, provided Mr. Pruthi is employed by the Company on the respective vesting dates.

(9)	Awarded pursuant to the terms of PRSUs granted on May 5, 2016 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Poole based upon the achievement of the performance targets for fiscal years 2016-2018. Earned performance shares will vest in April 2019, provided Mr. Poole is employed on that date.

(10)	Awarded pursuant to the terms of a TRSU granted on May 5, 2016 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Poole is employed by the Company on the respective vesting dates.

(11)	Awarded pursuant to the terms of PRSUs granted on May 5, 2016 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Low based upon the achievement of the performance targets for fiscal years 2016-2018. Earned performance shares will vest in April 2019, provided Mr. Low is employed on that date.

(12)	Awarded pursuant to the terms of a TRSU granted on May 5, 2016 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Low is employed by the Company on the respective vesting dates.

64

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about equity awards held by the NEOs as of January 28, 2017 (the end of our 2016 fiscal year).

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jane Elfers	111,155	(2)	$10,537,494
President and Chief				101,334	(3)	$9,606,463
Executive Officer				96,185	(4)	9,118,338

Michael Scarpa	8,334	(5)	$790,063
Chief Operating Officer	8,945	(6)	847,986
	18,186	(7)	1,724,033
				25,000	(8)	$2,370,000
				13,417	(9)	1,271,932
				18,186	(10)	1,724,033

Anurup Pruthi	1,666	(11)	$159,937
Senior Vice President,	2,721	(12)	257,951
Chief Financial Officer	6,994	(13)	663,031
				5,000	(14)	$474,000
				4,081	(15)	386,879
				6,994	(16)	663,031

Gregory Poole	40,000	(17)	$3,792,000
Senior Vice President,	3,334	(18)	316,063
Global Sourcing	3,578	(19)	339,194
	10,492	(20)	994,642
				10,000	(21)	$948,000
				5,367	(22)	508,792
				10,492	(23)	994,642

Kevin Low
Senior Vice President,	20,000	(24)	$1,896,000
Store Operations	2,500	(25)	237,000
	2,982	(26)	282,694
	5,246	(27)	497,321
				7,500	(28)	$711,000
				4,473	(29)	424,040
				5,246	(30)	497,321

Notes to the Outstanding Equity Awards at Fiscal Year-End Table

(1)	Calculated based on $94.80 per share, which was the closing market price per share of the Company’s Common Stock as reported on The Nasdaq Stock Market on January 27, 2017.

(2)	The amount shown reflects the number of shares and market value of Common Stock covered by a PRSU award dated February 3, 2014. These shares were earned by Ms. Elfers and vested in March 2015 upon certification by the Compensation Committee that the performance target had been achieved, but these shares remained undelivered on January 28, 2017 in accordance with the terms of the PRSU award. These shares were delivered to Ms. Elfers on April 3, 2017 in accordance with the terms of the PRSU award.

65

(3)	Awarded pursuant to the terms of PRSUs granted on April 28, 2015 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Elfers at target based upon the achievement of the performance targets for fiscal years 2015-2017. Earned performance shares will vest in April 2018, provided Ms. Elfers is employed on February 3, 2018, subject to the terms and conditions of the 2011 Equity Plan.

(4)	Awarded pursuant to the terms of PRSUs granted on April 26, 2016 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Elfers at target based upon the achievement of the performance targets for fiscal years 2016-2018. Earned performance shares will vest in April 2019, provided Ms. Elfers is employed on February 2, 2019, subject to the terms and conditions of the 2011 Equity Plan.

(5)	Represents unvested TRSUs initially representing 25,000 shares of Common Stock awarded to Mr. Scarpa on May 5, 2014. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. The shares reflected in the table will vest on May 5, 2017.

(6)	Represents unvested TRSUs initially representing 13,417 shares of Common Stock awarded to Mr. Scarpa on May 6, 2015. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 4,472 of the shares reflected in the table will vest on May 6, 2017.

(7)	Represents unvested TRSUs representing 18,186 shares of Common Stock awarded to Mr. Scarpa on May 5, 2016. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 6,062 of the shares reflected in the table will vest on May 5, 2017.

(8)	Awarded pursuant to the terms of PRSUs granted on May 5, 2014 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Scarpa at target based upon the achievement of the performance targets for fiscal years 2014-2016. Earned performance shares will vest in May 2017, provided that Mr. Scarpa is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

(9)	Awarded pursuant to the terms of PRSUs granted on May 6, 2015 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Scarpa at target based upon the achievement of the performance targets for fiscal years 2015-2017. Earned performance shares will vest in April 2018, provided Mr. Scarpa is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

(10)	Awarded pursuant to the terms of PRSUs granted on May 5, 2016 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Scarpa at target based upon the achievement of the performance targets for fiscal years 2016-2018. Earned performance shares will vest in April 2019, provided Mr. Scarpa is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

(11)	Represents unvested TRSUs initially representing 5,000 shares of Common Stock awarded to Mr. Pruthi on January 5, 2015. Of the shares awarded, one-third vests on each of the first, second and third anniversaries of the award date, provided Mr. Pruthi is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(12)	Represents unvested TRSUs initially representing 4,081 shares of Common Stock awarded to Mr. Pruthi on August 7, 2015. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Pruthi is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

66

(13)	Represents unvested TRSUs representing 6,994 shares of Common Stock awarded to Mr. Pruthi on May 5, 2016. Of the shares awarded, one-third vests on each of the first, second and third anniversaries of the award date, provided Mr. Pruthi is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 2,231 of the shares reflected in the table will vest on May 5, 2017.

(14)	Awarded pursuant to the terms of PRSUs granted on January 5, 2015 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Pruthi at target based upon the achievement of the performance targets for fiscal years 2015-2017. Earned performance shares will vest in April 2018, provided Mr. Pruthi is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

(15)	Awarded pursuant to the terms of PRSUs granted on August 7, 2015 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Pruthi at target based upon the achievement of the performance targets for fiscal years 2015-2017. Earned performance shares will vest in April 2018, provided Mr. Pruthi is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

(16)	Awarded pursuant to the terms of PRSUs granted on May 5, 2016 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Pruthi at target based upon the achievement of the performance targets for fiscal years 2016-2018. Earned performance shares will vest in April 2019, provided Mr. Pruthi is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

(17)	Represents unvested TRSUs representing 40,000 shares of Common Stock awarded to Mr. Poole on February 15, 2013. Such shares vest in five equal annual installments beginning on April 1, 2014, but delivery of all vested shares is deferred until April 2018, provided Mr. Poole is employed by the Company on the delivery date, subject to the terms and conditions of the 2011 Equity Plan. Vested shares are also deliverable upon the sooner to occur of the awardee’s death or termination by the Company without cause.

(18)	Represents unvested TRSUs initially representing 10,000 shares of Common Stock awarded to Mr. Poole on May 5, 2014. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Poole is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. The shares reflected in the table will vest on May 5, 2017.

(19)	Represents unvested TRSUs initially representing 5,367 shares of Common Stock awarded to Mr. Poole on May 6, 2015. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Poole is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 1,789 of the shares reflected in the table will vest on May 6, 2017.

(20)	Represents unvested TRSUs representing 10,492 shares of Common Stock awarded to Mr. Poole on May 5, 2016. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Poole is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 3,497 of the shares reflected in the table with vest on May 5, 2017.

(21)	Awarded pursuant to the terms of PRSUs granted on May 5, 2014 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Poole at target based upon the achievement of the performance targets for fiscal years 2014-2016. Earned performance shares will vest in May 2017, provided that Mr. Poole is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

(22)	Awarded pursuant to the terms of PRSUs granted on May 6, 2015 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Poole at target based upon the achievement of the performance targets for fiscal years 2015-2017. Earned performance shares will vest in April 2018, provided Mr. Poole is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

67

(23)	Awarded pursuant to the terms of PRSUs granted on May 5, 2016 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Poole at target based upon the achievement of the performance targets for fiscal years 2016-2018. Earned performance shares will vest in April 2019, provided Mr. Poole is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

(24)	Represents unvested TRSUs representing 20,000 shares of Common Stock awarded to Mr. Low on February 15, 2013. Such shares vest in five equal annual installments beginning on April 1, 2014, but delivery of all vested shares is deferred until April 2018, provided Mr. Low is employed by the Company on the delivery date, subject to the terms and conditions of the 2011 Equity Plan. Vested shares are also deliverable upon the sooner to occur of the awardee’s death or termination by the Company without cause.

(25)	Represents unvested TRSUs representing 7,500 shares of Common Stock awarded to Mr. Low on May 5, 2014. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Low is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. The shares reflected in the table will vest on May 5, 2017.

(26)	Represents unvested TRSUs representing 4,473 shares of Common Stock awarded to Mr. Low on May 6, 2015. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Low is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 1,491 of the shares reflected in the table will vest on May 6, 2017.

(27)	Represents unvested TRSUs representing 5,246 shares of Common Stock awarded to Mr. Low on May 5, 2016. Of the shares awarded, one-third vest on each of the first, second and third anniversaries of the award date, provided Mr. Low is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 1,748 of the shares reflected in the table will vest on May 5, 2017.

(28)	Awarded pursuant to the terms of PRSUs granted on May 5, 2014 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Low at target based upon the achievement of the performance targets for fiscal years 2014-2016. Earned performance shares will vest in May 2017, provided that Mr. Low is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

(29)	Awarded pursuant to the terms of PRSUs granted on May 6, 2015 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Low at target based upon the achievement of the performance targets for fiscal years 2015-2017. Earned performance shares will vest in April 2018, provided Mr. Low is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

(30)	Awarded pursuant to the terms of PRSUs granted on May 5, 2016 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Low at target based upon the achievement of the performance targets for fiscal years 2016-2018. Earned performance shares will vest in April 2019, provided Mr. Low is employed on that date, subject to the terms and conditions of the 2011 Equity Plan.

68

Stock Vested

The following table contains information about the number of shares acquired and value realized during fiscal 2016 upon the vesting of equity awards previously granted to each of the NEOs who vested in equity awards during fiscal 2016.

	Stock Awards
	Number of
	Shares		Value
	Acquired on		Realized on
	Vesting		Vesting
Name*	(#)		($)(1)
Jane Elfers	0		$0
President and Chief
Executive Officer

Michael Scarpa	6,900	(2)	$573,804
Chief Operating Officer	3,334	(3)	277,255
	6,668	(4)	519,504
	8,333	(5)	595,726
	4,472	(6)	321,760

Anurup Pruthi	1,666	(7)	$97,444
Senior Vice President,	1,360	(8)	110,772
Chief Financial Officer

Gregory Poole	4,416	(9)	$367,235
Senior Vice President,	2,134	(10)	177,463
Global Sourcing	3,333	(11)	238,276
	1,789	(12)	128,719

Kevin Low	4,416	(13)	$367,235
Senior Vice President,	2,134	(14)	177,463
Store Operations	2,500	(15)	178,725
	1,491	(16)	107,277

*	No NEOs held options to acquire Common Stock during fiscal 2016.

Notes to the Stock Vested Table

(1)	Represents the aggregate dollar amount realized based upon the fair market value of the Company’s Common Stock on the vesting date of each award.

(2)	Represents the vesting of shares of Common Stock granted to Mr. Scarpa pursuant to PRSUs awarded on April 19, 2013.

(3)	Represents the final partial vesting of 10,000 shares of Common Stock granted to Mr. Scarpa pursuant to TRSUs awarded on April 19, 2013, one-third of which vested and were delivered on each of the first, second and third anniversaries of the date of grant, respectively.

(4)	Represents the final partial vesting of 20,000 shares of Common Stock granted to Mr. Scarpa pursuant to TRSUs awarded on May 1, 2013, one-third of which vested and were delivered on each of the first, second and third anniversaries of the date of grant, respectively.

(5)	Represents the second partial vesting of 25,000 shares of Common Stock granted to Mr. Scarpa pursuant to TRSUs awarded on May 5, 2014, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Scarpa on each of the second and third anniversaries of the date of grant, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

69

(6)	Represents the first partial vesting of 13,417 shares of Common Stock granted to Mr. Scarpa pursuant to TRSUs awarded on May 6, 2015, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Scarpa on each of the second and third anniversaries of the date of grant, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(7)	Represents the second partial vesting of 5,000 shares of Common Stock granted to Mr. Pruthi pursuant to TRSUs awarded on January 5, 2015, one-third of which vested and was delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Pruthi on each of the second and third anniversaries of the date of grant, provided Mr. Pruthi is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(8)	Represents the first partial vesting of 4,081 shares of Common Stock granted to Mr. Pruthi pursuant to TRSUs awarded on August 7, 2015, one-third of which vested and was delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Pruthi on each of the second and third anniversaries of the date of grant, provided Mr. Pruthi is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(9)	Represents the vesting of shares of Common Stock granted to Mr. Poole pursuant to PRSUs awarded on April 19, 2013.

(10)	Represents the final partial vesting of 6,400 shares of Common Stock granted to Mr. Poole pursuant to TRSUs awarded on April 19, 2013, one-third of which vested and were delivered on each of the first, second and third anniversaries of the date of grant, respectively.

(11)	Represents the second partial vesting of 10,000 shares of Common Stock granted to Mr. Poole pursuant to TRSUs awarded on May 5, 2014, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Poole on each of the second and third anniversaries of the date of grant, provided Mr. Poole is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(12)	Represents the first partial vesting of 5,367 shares of Common Stock granted to Mr. Poole pursuant to TRSUs awarded on May 6, 2015, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Poole on each of the second and third anniversaries of the date of grant, provided Mr. Poole is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(13)	Represents the vesting of shares of Common Stock granted to Mr. Low pursuant to PRSUs awarded on April 19, 2013.

(14)	Represents the final partial vesting of 6,400 shares of Common Stock granted to Mr. Low pursuant to TRSUs awarded on April 19, 2013, one-third of which vested and were delivered on each of the first, second and third anniversaries of the date of grant, respectively.

(15)	Represents the second partial vesting of 7,500 shares of Common Stock granted to Mr. Low pursuant to TRSUs awarded on May 5, 2014, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Low on each of the second and third anniversaries of the date of grant, provided Mr. Low is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

(16)	Represents the first partial vesting of 4,473 shares of Common Stock granted to Mr. Low pursuant to TRSUs awarded on May 6, 2015, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Low on each of the second and third anniversaries of the date of grant, provided Mr. Low is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.

70

Deferred Compensation Plan

Eligible employees, including our NEOs, and our directors may elect annually to defer a portion of their salary, cash bonus, director fees and stock awards under The Children’s Place, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 80% of their salary, 100% of their cash bonus, 100% of their director fees and/or 100% of their stock awards payable in the following calendar year. At the option of the participant, these amounts may be deferred to a specific date at least two years from the last day of the year in which deferrals are credited into the participant’s account. Interest on deferred amounts is credited to the participant’s account based upon the earnings and losses of one or more of the investments selected by the participant from the various investment alternatives available under the Deferred Compensation Plan, as determined by the Compensation Committee. Directors may elect to invest cash fees in Company stock. All stock awards are distributed in the form of shares of Company stock.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or in substantially equal annual installments over a period of up to five years. If a participant who is an employee of the Company separates from service prior to the elected commencement date for distributions and has not attained a combination of age and years of service to the Company equal to 55, then the deferred amounts will be distributed immediately in a lump sum, regardless of the method of distribution originally elected by the participant. If the participant in question has attained a combination of age and years of service to the Company equal to 55 and has previously elected to do so on a timely basis, then the participant may receive the amounts in substantially equal annual installments over a period of up to fifteen years. If the participant is a director and separates from service prior to the elected commencement date for distributions, then the deferred amounts will be distributed immediately in a lump sum unless the recipient has elected on a timely basis to receive the amounts in substantially equal installments over a period of up to fifteen years. If the participant in question is a “specified employee” under the Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections with respect to previously deferred amounts are permitted only under the limited terms and conditions specified in the Code and early withdrawals from deferred accounts are permitted only in extreme cases, such as unforeseen financial hardship resulting from an illness or accident of the participant which is demonstrated to the Compensation Committee.

CEO Employment Agreement

The Company and Jane Elfers, our President and Chief Executive Officer, are parties to an employment agreement dated December 2009, as amended (the “employment agreement”).

The following table summarizes the compensation paid/awarded to Ms. Elfers in respect of fiscal 2016. The employment agreement requires Ms. Elfers’ continued employment for the payment of compensation and vesting of equity, and bases the performance-based annual cash bonuses and performance-based stock awards on pre-set financial criteria to be established by our Compensation Committee.

71

Item of Compensation For Fiscal 2016	Amount	Vesting Date for Equity Award
Base Salary	$1,100,000
Performance-Based Cash Bonus	$2,860,000(1)
One-Time Special Bonus	$4,000,000(2)
PRSUs granted on April 26, 2016 with a three-year performance period	96,185 shares awarded ($6,000,000 award determination date value)	Earned shares, if any, will vest in 2019 following a determination by the Compensation Committee of the achievement of performance targets, provided Ms. Elfers is employed on February 3, 2019

(1)	Ms. Elfers is eligible to receive an annual performance-based cash bonus award pursuant to the Company’s annual bonus plan. The threshold, target and maximum amounts of each annual bonus are equal to 50%, 130% and 260%, respectively, of Ms. Elfers’ base salary. The actual annual bonus is paid based upon the achievement of a performance measure established by the Compensation Committee. As a result of the Company’s actual adjusted operating income performance at maximum in fiscal 2016 (approximately $151.7 million), Ms. Elfers received her performance-based cash bonus in respect of fiscal 2016 at 200% of target ($2,860,000).

(2)	The Compensation Committee and the Board have assessed Ms. Elfers’ role in achieving the Company’s outstanding financial and operating results in fiscal 2016. The discussion focused on Ms. Elfers’ leadership in developing our strategic growth initiatives and in effecting the successful transformation of the Company. The Compensation Committee and the Board recognized that, under Ms. Elfers’ strong strategic leadership, the Company has been a leading performer in the retail industry and has transformed into a leading global omni-channel children’s apparel brand. Following this assessment, the Compensation Committee, in consultation with its independent compensation consultants, recommended to the Board, that, based on the outstanding results achieved, the magnitude of the progress made, and the additional responsibility for merchandising and e-commerce that Ms. Elfers assumed in fiscal 2016, Ms. Elfers be paid a one-time special bonus of $4,000,000 for fiscal 2016. See “Executive and Director Compensation—Compensation Discussion & Analysis—2016 Performance and Executive Compensation Highlights—CEO Compensation” beginning at page 48 above.

Set forth below is a summary of certain other terms contained in Ms. Elfers’ employment agreement.

Board of Directors. Ms. Elfers is to be nominated for election to our Board of Directors pursuant to her employment agreement.

Benefits and Perquisites. During the term of her employment agreement, Ms. Elfers will be entitled to the perquisites described under the heading “Executive and Director Compensation—Compensation Discussion and Analysis—Elements of Compensation Program—Employee Benefits and Perquisites” on page 58 above and to participate in all employee benefit and perquisite plans, programs and arrangements offered by the Company as the Company generally makes available to senior executives of the Company from time to time (other than any severance plan or program).

Awards and Benefits. The bonus awards, equity awards, benefits and perquisites provided to Ms. Elfers under the employment agreement are to be on a basis which is no less favorable to Ms. Elfers than the most favorable basis on which such awards, benefits or perquisites are granted to any other senior executive officer of the Company, except for such awards, benefits or perquisites granted to any senior executive officer in connection with an initial hire or promotion or other grants not in the regular course.

72

Severance. Certain severance benefits are provided in the event of a termination of Ms. Elfers’ employment by the Company other than for cause (other than in the case of disability), by Ms. Elfers for good reason or at the expiration of the term of her employment agreement due to the Company’s issuance of a non-renewal notice. In the event of such termination and subject to a release of claims against the Company by Ms. Elfers, Ms. Elfers will be entitled to receive: (i) earned, but unpaid, base salary and unpaid expense reimbursement through the date of termination; (ii) a lump sum cash payment of any annual bonus and other incentive compensation earned, but unpaid, for the most recent fiscal year ended prior to the date of termination; (iii) an amount equal to the sum of (a) two times her then current base salary and (b) two times the greater of (x) her target bonus or (y) the average of the immediately preceding two year’s annual bonuses earned by her (the greater of clause (x) or (y), the “bonus amount”), payable in cash in equal installments (the “severance payments”) over a period of 24 months following the date of termination (the “severance period”); (iv) a lump sum cash payment of a pro-rata portion of $1.2 million for the fiscal year in which her employment terminates; and (v) continued healthcare coverage under the Company’s group health plan, at the Company’s expense, and continued provision of certain benefits and perquisites, for a period not to exceed the expiration of the severance period.

Change in Control. In the event of a termination of Ms. Elfers’ employment by the Company other than for cause (other than in the case of disability), by Ms. Elfers for good reason or at the expiration of the term of her employment agreement due to the Company’s issuance of a non-renewal notice that occurs, in any case, within two years following the occurrence of a change in control which constitutes a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i), in addition to the amounts and benefits described in clauses (i), (ii) and (iv) of the immediately preceding paragraph, but in lieu of the severance payments and the benefits described in clauses (iii) and (v) of the immediately preceding paragraph, Ms. Elfers will be entitled to a lump sum cash severance payment in an amount equal to three times the sum of her base salary and the bonus amount, and continued healthcare coverage under the Company’s group health plan, at the Company’s expense, and continued provision of certain benefits and perquisites, for a period of 36 months. If such a termination occurs within two years following the occurrence of a change in control which does not constitute a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5)(i), Ms. Elfers will receive the same benefits and amounts described above, but a portion of the change in control severance will be paid over the severance period rather than in a lump sum.

In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of the foregoing payments and benefits, the Company will not provide any tax gross-up to Ms. Elfers. Rather, Ms. Elfers will receive the greater of (i) the largest portion of the payments and benefits that are not subject to a “golden parachute” excise tax under Sections 280G and 4999 of the Code or (ii) the full amount of the payments and benefits, up to and including the total, if the net-after-excise tax amount retained by her would exceed the amount in clause (i) above.

Restrictions and Indemnification. During the term of her employment agreement and for a period of 12 months following the date of termination, Ms. Elfers will be subject to restrictions on competition with the Company. During the term of her employment agreement and for a period of 18 months following the date of termination, Ms. Elfers will be subject to restrictions on the solicitation of the Company’s employees, and of the Company’s vendors, distributors, manufacturers, lessors, independent contractors or agents for and on behalf of a competitive business. For all periods during and after the term of her employment agreement, Ms. Elfers will be subject to nondisclosure and confidentiality restrictions relating to the Company’s confidential information and trade secrets. Ms. Elfers’ employment agreement also contains indemnification provisions for claims that may arise in connection with Ms. Elfers’ service as President and Chief Executive Officer or as a director of the Company.

Other Arrangements

The Company does not have any employment agreements with any of its NEOs (other than Ms. Elfers) or any other member of management. As is its practice, the Company and each of the

73

NEOs (other than Ms. Elfers) and certain other members of management are parties to offer letters which establish certain terms of employment, including base salary, target bonus as a percentage of base salary, initial equity awards, and paid time off and other benefits. The compensation and benefits paid and provided to the applicable NEOs described in this Proxy Statement are as set forth in the applicable offer letter.

Change in Control Agreements

We have entered into change in control severance agreements with our NEOs (other than Ms. Elfers), certain other executives and other key employees that require us to make payments and provide benefits in the event of the termination of his or her employment without cause or for good reason occurring in connection with a change in control of the Company. We utilize these provisions in order to recruit and retain, including to obtain a long-term commitment to employment from, executives and key employees. We believe that appropriate severance arrangements will provide our executives with important incentives to remain employed with us and to concentrate on the Company’s business objectives in circumstances where a change in control of the Company becomes imminent.

Each of Messrs. Scarpa, Pruthi, Poole and Low (as well as other executives and certain other key employees) has entered into separate change in control severance agreements, pursuant to which they are provided severance benefits upon a termination of employment in connection with a change in control. Pursuant to their change in control severance agreements, each of Messrs. Scarpa, Poole, Pruthi and Low will receive severance benefits upon a termination of his employment by the Company without cause or by the executive for “good reason” within two years following a change in control.

The change in control severance agreement is for two years and then automatically renews for one year terms thereafter, unless the Company provides 90 days’ notice of its intent to terminate the agreement. Upon a termination of employment in connection with a change in control entitling them to benefits under the agreement, Messrs. Scarpa, Pruthi, Poole and Low are to receive a lump sum severance payment equal to the sum of their respective base salaries and the average of their respective actual bonuses payable for each of the previous three years, multiplied by, in the case of Mr. Scarpa, 2, and in the case of Messrs. Pruthi, Poole and Low, 1.5.

In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of any payments and benefits to be made and provided to an executive under the change in control severance agreements, the Company will not provide any tax gross-ups. Rather, the change in control severance agreements provide for the executives to receive the greater of (i) the largest portion of the payments and benefits that would result in no parachute excise tax under Sections 280G and 4999 of the Code, or (ii) the largest portion of the payments and benefits, up to and including the total, if the net after-excise-tax amount retained by the executive would exceed the amount in clause (i) above.

For purposes of the change in control severance agreements, the term “change in control” is defined as (i) the sale to any purchaser of (a) all or substantially all of the assets of the Company or (b) capital stock representing more than 50% of the stock of the Company entitled to vote generally in the election of directors, (ii) a merger or consolidation of the Company with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving corporation is held by those who held such securities immediately prior to the transaction, (iii) if any person becomes the beneficial owners of securities representing more than 50% of the combined voting power of voting stock of the Company (or the subsidiary employing the executive) entitled to vote generally in the election of directors, or (iv) if the individuals (a) who, as of the date of the applicable agreement, constitute the Board and (b) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the original directors then still in office (the “Additional Original Directors”) and (c) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the original directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

74

Severance Guidelines and Offer Letters

Under the Company’s severance guidelines and its offer letters with Messrs. Scarpa, Pruthi, Poole and Low, upon a termination of employment (other than in connection with a change in control) of any of these NEOs by the Company without cause, the affected NEO(s) will receive severance in the form of salary continuation payments for a period which is the greater of the period provided under the Company’s severance guidelines in effect at the time of termination or 18 months, in the case of Mr. Scarpa, or 12 months, in the case of Messrs. Pruthi, Poole and Low, provided that, in any event, the Company’s severance obligations will be automatically reduced by the amount of salary and other like annual remuneration received from employment or engagement as an independent contractor during the severance period. Receipt of severance payments is conditioned upon the execution and delivery by the affected NEO of an agreement containing a release of claims, a confidentiality agreement, and a non-solicitation and non-competition agreement for a period of time following termination equal to the severance period.

75

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each NEO upon termination of the NEO’s employment in certain circumstances, including in connection with a change in control of the Company, assuming that the triggering event occurred at year-end fiscal 2016 (January 28, 2017).

Name and Principal Position	Termination Reason	Severance ($)		FY 2016 Bonus ($)	Payment of Time-Based RSUs ($)(a)	Payment of Performance Shares ($)(a)		Health & Welfare Benefits ($)	Total ($)

Jane Elfers President and Chief Executive Officer	By Company without cause	$6,739,600	(b)	—	—	$10,537,494	(c)	$82,918	$17,360,012
	By Executive for Good Reason	6,739,600	(b)	—	—	10,537,494	(c)	82,918	17,360,012
	Following Change in Control	9,509,400	(d)	—	—	29,262,295		124,377	38,896,072
	Death	—		—	—	24,703,174		21,588	24,724,762
	Disability	—		—	—	24,703,174		21,588	24,724,762

Michael Scarpa Chief Operating Officer	By Company without cause	$1,162,500	(b)	—	—	—		$23,562	$1,186,062
	By Executive for Good Reason	—		—	—	—		—	—
	Following Change in Control	3,890,500	(d)	—	$3,362,082	5,365,964		31,416	12,649,962
	Death	—		—	3,362,082	4,503,948		—	7,866,030
	Disability	—		—	3,362,082	4,503,948		—	7,866,030

Anurup Pruthi Senior Vice President, Chief Financial Officer	By Company without cause	$540,557	(b)	—	—	—		$12,805	$553,362
	By Executive for Good Reason	—		—	—	—		—	—
	Following Change in Control	1,800,836	(d)	—	$1,079,014	$1,523,910		19,208	4,422,968
	Death	—		—	1,079,014	1,192,394		—	2,271,408
	Disability	—		—	1,079,014	1,192,394		—	2,271,408

Gregory Poole Senior Vice President, Global Sourcing	By Company without cause	$615,000	(b)	—	—	—		$12,805	$627,805
	By Executive for Good Reason	—		—	—	—		—	—
	Following Change in Control	1,960,875	(d)	—	$5,441,899	2,451,433		19,208	9,873,415
	Death	—		—	3,925,099	1,954,112		—	5,879,211
	Disability	—		—	3,925,099	1,954,112		—	5,879,211

Kevin Low Senior Vice President, Store Operations	By Company without cause	$475,962	(b)	—	—	—		$12,805	$488,767
	By Executive for Good Reason	—		—	—	—		—	—
	Following Change in Control	1,349,924	(d)	—	$2,193,014	$1,632,361		19,208	5,194,507
	Death	—		—	2,154,425	1,383,701		—	3,538,126
	Disability	—		—	2,154,425	1,383,701		—	3,538,126

(a)	Calculated based on $94.80 per share, which was the closing market price per share of the Company’s Common Stock as reported on The Nasdaq Stock Market on January 27, 2017.

(b)	Paid by way of salary continuation.

(c)	Does not include amounts payable pursuant to the terms of PRSUs granted on February 13, 2015 and February 12, 2016 under the Company’s 2011 Equity Plan, which provide that Ms. Elfers would be entitled to the number of Performance Shares which would have been earned if she had remained in the employ of the Company, such shares to be issued and delivered in 2018 and 2019, respectively, within ten days following a determination of the achievement of the performance targets for fiscal years 2015-2017 and fiscal years 2016-2018, respectively. The grant date fair value of the awards, computed in accordance with the “Compensation—Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification based on the fair value of our Common Stock on the date of grant, was $6,267,508 and $7,603,424, respectively.

(d)	Paid in a lump sum.
76

Compensation of Directors

Compensation for the non-employee directors is set by the Board on the recommendation of the Compensation Committee. Compensation paid to the non-employee directors is in the form of cash retainer payments and a time-vested equity award pursuant to our 2011 Equity Plan that provides for fixed annual grants.

In fiscal 2016, non-employee director compensation consisted of the following, as applicable:

Annual Retainer
Cash	$60,000
Equity Grant(1)	A TRSU award having a fair market value of $100,000 ($140,000 in the case of the Company’s Chairman) on the first business day of the Company’s fiscal year
Additional Annual Retainer for the Chairman of the Board and Committee Chairs
Chairman	$100,000
Audit Committee Chair	$ 25,000
Compensation Committee Chair	$ 20,000
Nominating & Corporate Governance Committee Chair	$ 15,000
Additional Annual Retainer for the Members of Committees
Audit Committee	$ 13,500
Compensation Committee	$ 7,500
Nominating & Corporate Governance Committee	$ 3,000

(1)	The 2011 Equity Plan caps at $250,000 the aggregate fair market value of equity awards made to any non-employee director in any calendar year.

The Company also pays or reimburses directors for travel expenses relating to attending meetings of our Board, its committees and annual meetings of stockholders, and reimburses directors in an amount not to exceed $6,000 per year for attendance at director educational seminars. In addition, all directors are eligible to receive 15 discount cards for our merchandise in accordance with our employee merchandise discount policy, which they may distribute to their friends and family at their discretion.

Employee directors are paid for their services to the Company as employees and do not receive any additional compensation for serving on the Company’s Board. Accordingly, employee directors are not eligible for the annual retainer or other director fees.

Under the Company’s stock ownership guidelines, non-employee directors are required to acquire shares of Common Stock (directly or through share equivalent units) with a value of at least five times their annual cash retainer within five years of joining the Board. Each of our non-employee directors is in compliance with these stock ownership guidelines.

77

The following table shows the compensation earned by each non-employee director in fiscal 2016.

Directors’ Compensation

	Fees
	Earned
	or Paid in	Stock
	Cash ($)(1)	Awards ($)(2)		Total ($)
Norman Matthews	$170,500	$140,033	(3)	$310,533
Joseph Alutto	78,000	100,014	(4)	178,014
John E. Bachman(5)	62,192	82,987		162,206
Marla Malcolm Beck	73,500	100,014	(4)	173,514
Susan Patricia Griffith(6)	29,827	—		29,827
Joseph Gromek	87,500	100,014	(4)	187,514
Robert L. Mettler	67,500	100,014	(4)	167,514
Kenneth Reiss(7)	98,500	100,014	(4)	198,514
Stanley W. Reynolds	73,500	100,014	(4)	173,514
Susan Sobbott	63,000	100,014	(4)	163,014

Notes to the Directors’ Compensation Table

(1)	Represents the aggregate dollar amount of all fees earned in cash for services as a director.

(2)	Represents the stock award grant date fair value recognized for financial statement reporting purposes in accordance with the “Compensation—Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification. For more information see Note 3—Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K. The fair value of TRSUs is defined as the closing price of the Company’s Common Stock on the grant date. Stock awards to those who have attained the age of retirement are subject to accelerated expensing for financial reporting purposes. Each of Dr. Alutto, and Messrs. Gromek, Matthews, Mettler and Reiss has reached retirement age, and consequently each stock award received by him is subject to accelerated vesting upon retirement from the Board. Mr. Reiss is not standing for re-election to the Board at the Annual Meeting.

(3)	On February 1, 2016, Mr. Matthews was granted TRSUs representing 2,159 shares of Common Stock, which fully vested on February 1, 2017. See “Stock Ownership”—Stock Ownership of Directors and Executive Officers” on page 79 below for information concerning the beneficial ownership of our Common Stock by our directors.

(4)	On February 1, 2016, this director was granted TRSUs representing 1,542 shares of Common Stock, which fully vested on February 1, 2017. See “Stock Ownership”—Stock Ownership of Directors and Executive Officers” on page 79 below for information concerning the beneficial ownership of our Common Stock by our directors.

(5)	Mr. Bachman joined the Board on March 28, 2016 and was granted TRSUs representing 1,030 shares of Common Stock, which fully vested on March 28, 2017.

(6)	Ms. Griffith left the Board on July 1, 2016.

(7)	Mr. Reiss is not standing for re-election to the Board at the Annual Meeting.

Deferral of Fees

Under the Company’s Deferred Compensation Plan discussed on page 71 above, directors may elect to defer all or a part of their director fees and stock awards. The Deferred Compensation Plan permits members of the Board to invest deferred cash fees in the Company’s Common Stock. A director who elects to invest deferred cash fees in Common Stock will receive shares upon completion of the deferral period.

78

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of Common Stock of each director, each director nominee, each of the NEOs appearing in the Summary Compensation Table, and the directors and executive officers (including the NEOs) as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Company stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the scheduled vesting of an equity award or the exercise of a stock option.

Name of Benefical Owner(1)	Shares Beneficially Owned(2)
Norman Matthews(3)	50,139
Joseph Alutto(4)	31,877
John E. Bachman(5)	1,030
Marla Malcolm Beck(6)	2,237
Jane Elfers(7)	115,155
Joseph Gromek(8)	17,081
Robert L. Mettler(9)	2,581
Kenneth Reiss(10)	8,683
Stanley W. Reynolds(11)	3,709
Susan Sobbott(12)	4,582
Michael Scarpa(13)	93,968
Anurup Pruthi(14)	3,953
Gregory Poole(15)	38,629
Kevin Low (16)	28,252
All directors and executive officers as a group (15 persons)	458,356

Notes to the Stock Ownership Table

(1)	Information about Common Stock holdings in the above table and in these footnotes is as of March 31, 2017. Unless stated otherwise in these notes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

(2)	At March 31, 2017, each person named in the table beneficially owned less than 1.0% of the outstanding Common Stock. The directors and executive officers as a group beneficially owned approximately 2.6% of the outstanding Common Stock.

(3)	Does not include 1,473 shares of Common Stock granted on January 30, 2017 pursuant to TRSUs not yet vested. Does include 37,086 shares of Common Stock credited to Mr. Matthews’ deferral account under the Company’s Nonqualified Deferred Compensation Plan.
Mr. Matthews has no voting or dispositive power over shares credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan.

(4)	Does not include 1,052 shares of Common Stock granted on January 30, 2017 pursuant to TRSUs not yet vested. Does include 13,843 shares of Common Stock credited to Dr. Alutto’s deferral account under the Company’s Nonqualified Deferred Compensation Plan. Dr. Alutto has no voting or dispositive power over shares of Common Stock credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan.

(5)	Does not include 1,052 shares of Common Stock granted on January 30, 2017 pursuant to TRSUs not yet vested.

(6)	Does not include 1,052 shares of Common Stock granted on January 30, 2017 pursuant to TRSUs not yet vested.
79

(7)	Does not include 41,047 shares of Common Stock granted on February 7, 2017 pursuant to TRSUs not yet vested.

(8)	Does not include 1,052 shares of Common Stock granted on January 30, 2017 pursuant to TRSUs not yet vested.

(9)	Does not include 1,052 shares of Common Stock granted on January 30, 2017 pursuant to TRSUs not yet vested.

(10)	Does not include 1,052 shares of Common Stock granted on January 30, 2017 pursuant to TRSUs not yet vested. Includes 7,368 shares of Common Stock credited to Mr. Reiss’s deferral account under the Company’s Nonqualified Deferred Compensation Plan. Mr. Reiss has no voting or dispositive power over shares of Common Stock credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan. Mr. Reiss is not standing for re-election to the Board at the Annual Meeting.

(11)	Does not include 1,052 shares of Common Stock granted on January 30, 2017 pursuant to TRSUs not yet vested.

(12)	Does not include 1,052 shares of Common Stock granted on January 30, 2017 pursuant to TRSUs not yet vested.

(13)	Does not include 4,472 shares of Common Stock granted on May 6, 2015 pursuant to TRSUs not yet vested and 12,124 shares of Common Stock granted on May 5, 2016 pursuant to TRSUs not yet vested.

(14)	Does not include 1,666 shares of Common Stock granted on January 5, 2015 pursuant to TRSUs not yet vested, 2,721 shares of Common Stock granted on August 7, 2015 pursuant to TRSUs not yet vested and 4,663 shares of Common Stock granted on May 5, 2016 pursuant to TRSUs not yet vested.

(15)	Does not include 40,000 shares of Common Stock granted on February 15, 2013 pursuant to TRSUs not yet vested, 1,789 shares of Common Stock granted on May 6, 2015 pursuant to TRSU’s not yet vested and 6,995 shares of Common Stock granted on May 5, 2016 pursuant to TRSUs not yet vested.

(16)	Does not include 20,000 shares of Common Stock granted on February 15, 2013 pursuant to TRSUs not yet vested, 1,491 shares of Common Stock granted on May 6, 2015 pursuant to TRSU’s not yet vested and 3,497 shares of Common Stock granted on May 5, 2016 pursuant to TRSUs not yet vested.

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock.

	Shares
	Beneficially	Percent
Name and Address of Beneficial Owner	Owned	of Class
The Vanguard Group, Inc.(1)	2,402,173	13.31%
BlackRock, Inc.(2)	2,279,111	12.60%
Royce & Associates, LP(3)	1,096,282	6.08%
Dimensional Fund Advisors LP(4)	979,267	5.43%

Notes to the Stock Ownership of Certain Beneficial Owners Table

(1)	According to a Statement on Schedule 13G filed with the SEC on February 9, 2017, as of December 31, 2016, The Vanguard Group, Inc., a Pennsylvania corporation with an address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, had sole voting power with respect to 37,014 shares, shared voting power with respect to 2,604 shares, sole dispositive power with respect to 2,363,565 shares, and shared dispositive power with respect to 38,608 shares.

(2)	According to a Statement on Schedule 13G filed with the SEC on January 6, 2017, as of December 31, 2016, BlackRock, Inc., a Delaware corporation with an address of 55 East 52nd
80

Street, New York, New York 10055, had sole voting power with respect to 2,225,503 shares and sole dispositive power with respect to 2,279,111 shares. According to the Schedule 13G, various persons have the right to receive or the power to direct the receipt of the proceeds from the sale of the shares, but no such person’s interest in the shares is in excess of five percent of the total shares outstanding.

(3)	According to a Statement on Schedule 13G filed with the SEC on January 6, 2017, as of December 31, 2016, Royce & Associates, LLC, a New York limited liability company with an address of 745 Fifth Avenue, New York, New York, 10151, had sole voting power and dispositive power with respect to 1,096,282 shares. According to the Schedule 13G, various accounts managed by Royce & Associates, LLC, have the right to receive or the power to direct the receipt of the proceeds from the sale of the shares.

(4)	According to a Statement on Schedule 13G filed with the SEC on February 9, 2017, as of December 31, 2016, Dimensional Fund Advisors LP, a Delaware limited partnership with an address of 6300 Bee Cave Road, Building One, Austin, Texas 78746, had sole voting power with respect to 931,887 shares and sole dispositive power with respect to 979,267 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons owning more than 10% of a class of the Company’s stock to file reports with the SEC and The NASDAQ Stock Market regarding their ownership of the Company’s stock and any changes in such ownership. The Company undertakes to file such reports on behalf of its directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Based on the Company’s review of copies of these reports and executive officer and director certifications, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with during fiscal 2016, with the exception of one Form 4 that was filed one business day late by Mr. Pruthi.

Certain Relationships and Related Transactions

The Company has a long-standing policy prohibiting its directors, officers and employees from entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Business Conduct, which is in writing and has been adopted by the Board.

The Nominating & Corporate Governance Committee approves all related person transactions, including related person compensation arrangements. Pursuant to the Company’s Related Person Transactions Policy, each related person is responsible for notifying the Company’s legal department of any potential related party transaction in which such person, or any member of his or her immediate family, may be directly or indirectly involved as soon as he or she becomes aware of such a transaction. The Nominating & Corporate Governance Committee is provided the details of the transaction and will determine whether to approve the transaction taking into consideration, among other things, (i) whether the terms of the transaction are fair to the Company and are comparable to the terms that would exist in a similar transaction with an unaffiliated third party, (ii) whether there are business reasons for the Company to enter into the transaction, (iii) whether the transaction would impair the independence of a non-management director and (iv) whether the transaction would present or create the appearance of an improper conflict of interest for any related person, taking into account the size of the transaction and the direct or indirect nature of the interest of the related person in the transaction. In addition, the Nominating & Corporate Governance Committee reviews all on-going related person transactions on at least an annual basis to ensure that such transactions are being pursued in accordance with the understandings made at the time such transactions were originally approved and if any changes should be pursued.

Based on the Company’s review of its transactions, there were no transactions considered to be a related person transaction during fiscal 2016.

81

PROPOSALS REQUIRING YOUR VOTE

The following four proposals will be presented at the Annual Meeting for your vote. When voting by internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3, and a vote for one year as the frequency of the “Say-on-Pay” vote (Proposal 4).

PROPOSAL 1: ELECTION OF THE NINE MEMBERS OF THE BOARD OF DIRECTORS.

The Board has nominated Joseph Alutto, John E. Bachman, Marla Malcolm Beck, Jane Elfers, Joseph Gromek, Norman Matthews, Robert L. Mettler, Stanley W. Reynolds and Susan Sobbott for election as directors at the Annual Meeting, each of which currently serves as a director of the Company. If you elect these nominees, they will hold office until the annual meeting of stockholders to be held in the Spring of 2018 or until their successors have been elected and qualified.

Biographical information regarding the nominees and information regarding the qualifications of the nominees appears under the heading “Corporate Governance at The Children’s Place—Board Nominees for Directors” beginning on page 28 of this Proxy Statement.

Each of the nominees for Director who receives at least a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be elected. Votes cast include votes for or against each nominee and exclude abstentions and withheld authority. This means that if you abstain from voting or withhold authority to vote for a particular nominee, your vote will not count for or against the nominee. Any nominee in this election who does not receive a majority of the votes cast must promptly offer to tender his or her resignation to the Board. The Nominating & Corporate Governance Committee will then consider the resignation and make a recommendation to the Board. As discussed on page 87 below, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares on this proposal. Also, as discussed on page 87 below, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

The Board of Directors recommends a vote FOR all of the nominees for director listed above.

82

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We are asking you to ratify the Audit Committee’s selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for fiscal 2017. BDO has audited the accounts of the Company since October 2007. The Board considers it desirable to continue the services of BDO.

The fees billed or expected to be billed by BDO for professional services rendered to the Company during fiscal 2016 and 2015 are set forth below.

	Fiscal 2016	Fiscal 2015
	(in thousands)
Audit Fees	$1,153	$1,157
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,153	$1,157

Audit Fees

These amounts represent fees billed or expected to be billed by BDO for professional services rendered for the audits of the Company’s annual financial statements for fiscal 2015 and fiscal 2016 and the effectiveness of its internal controls over financial reporting as of January 30, 2016 and January 28, 2017, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related, Tax or Other Fees

None.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also pre-approves certain permitted audit, audit-related and tax services, subject to certain dollar limits, to be performed during the year. All other audit and non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.

Representatives of BDO are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the stockholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its charter.

The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. As discussed on page 88 below, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. Also, as discussed on page 88 below, if your broker holds your shares, your broker is entitled to vote your shares in favor of this proposal.

The Board of Directors recommends a vote FOR the ratification of the selection of BDO as the Company’s independent registered public accounting firm for fiscal 2017.

83

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“SAY ON PAY”).

As discussed under the heading “Executive and Director Compensation—Compensation Discussion and Analysis” beginning on page 37 above, the Company’s executive compensation program is designed to attract, retain and motivate the performance of the executive management talent who are expected to advance both the short-term and long-term interests of our stockholders. Additionally, the Company’s compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is tied to performance of the Company.

For these reasons and the others described elsewhere in this Proxy Statement, the Board recommends that, on an advisory basis, the Company’s stockholders vote in favor of approving the compensation of the NEOs as described in the narrative disclosure, tables and footnotes contained in this Proxy Statement (including under the heading “Executive and Director Compensation—Compensation Discussion and Analysis” beginning on page 37 above and in the Summary Compensation Table for fiscal 2016 on page 61 above).

The Board recommends approval of the following resolution:

“RESOLVED, that, on an advisory basis, the stockholders approve the compensation of the Company’s named executive officers for the fiscal year ended January 28, 2017, as disclosed in the Company’s Proxy Statement for fiscal 2016 pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The above “Say on Pay” vote is an advisory vote only and is not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee will consider the result of the “Say on Pay” vote in future compensation decisions for NEOs. The next “Say on Pay” vote will be held at our 2018 annual meeting of stockholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote on named executive officer compensation. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed on page 88 below, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares on this proposal. Also, as discussed on page 88 below, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

The Board of Directors recommends a vote FOR the resolution approving, on an advisory basis, the compensation of the Company’s NEOs as described in this Proxy Statement.

84

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE “SAY-ON-PAY” VOTE

In accordance with Dodd-Frank, our stockholders are being given the opportunity to cast an advisory vote as to whether the “Say-on-Pay” vote should occur every year, every two years or every three years. Our Board is committed to best corporate governance practices and recognizes the significant interest of stockholders in executive compensation matters. As part of that commitment, the Board recommends providing to the Company’s stockholders an advisory “Say-on-Pay” vote once every year as a means of affording our stockholders valuable access and input which the Compensation Committee will consider in setting Named Executive Officer compensation.

Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Stockholders can vote to recommend a frequency of the “Say-on-Pay” votes of every one, two or three years, or can abstain from such vote.

The above “Say on Frequency” vote is an advisory vote only and is not binding on the Company, the Compensation Committee or the Board. However, the Board will consider, in its discretion, the result of the “Say on Frequency” vote in setting the frequency of the “Say-on-Pay” votes. The Board may in the future periodically re-visit the frequency of the “Say-on-Pay” votes based on the Company’s then-current compensation policies.

The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote in setting the frequency of the “Say on Pay” vote. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed on page 88 below, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares on this proposal. Also, as discussed on page 88 below, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

The Board of Directors recommends a vote in favor of a “Say on Pay” vote each year.

85

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative stockholder return on our Common Stock with the return on the CRSP Total Return Index for The NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade. The graph and the second table below assume that $100 was invested on January 28, 2012 in each of our Common Stock, the CRSP Total Return Index for The NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade. The first table below sets forth the closing price of our Common Stock and the closing indices for the CRSP Total Return Index for The NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade on the last day of certain of our fiscal years.

	2012	2013	2014	2015	2016
The Children’s Place—“PLCE”	49.53	52.67	59.95	65.10	94.80
CRSP Total Return Index for The NASDAQ Stock Market (US Companies)	1,1632.28	1,518.35	1,736.19	1,763.45	2,194.73
CRSP Total Return Index for The NASDAQ Retail Trade	827.44	912.91	1,111.52	1,126.74	1,188.88

The table below assumes that $100 was invested on January 28, 2012 in each of our common stock, the CRSP Total Return Index for The NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade.

	2012	2013	2014	2015	2016
The Children’s Place—“PLCE”	98.96	105.23	120.99	132.71	195.11
CRSP Total Return Index for The NASDAQ Stock Market (US Companies)	115.18	150.44	172.31	175.39	218.30
CRSP Total Return Index for the NASDAQ Retail Trade	118.30	130.50	158.91	161.09	169.97
86

OTHER INFORMATION

Additional Voting Information

Revocation of Proxies. You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can follow the instructions given for changing your vote using the internet or by telephone or deliver a valid written proxy with a later date; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum. To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

Broker Non-Votes. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal (but, are counted for purposes of determining whether a quorum for the Annual Meeting exists).

Street Name Stockholders. If you are beneficial owner whose shares are held by a broker, your broker has discretionary voting authority under New York Stock Exchange rules to vote your shares for the ratification of BDO, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on any of the other matters to be voted on at the Annual Meeting without instructions from you, in which case a broker non-vote will occur. It is important that you instruct your broker on how to vote your shares.

Householding. Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement and annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing, calling or emailing as follows: Investor Relations, The Children’s Place, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094, telephone number (201) 558-2400 ext. 14500 and email investor-relations@childrensplace.com. If you want to receive separate copies of the annual report or Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address, phone number or email address.

Stockholders of Record. If you are a registered stockholder and do not vote by Internet or telephone, or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted in accordance with the recommendations of the Board.

Required Vote.

Proposal 1: Election of the Nine Members of the Board of Directors. Each of the nominees for Director who receives at least a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be elected. Votes cast include votes for or against each nominee and exclude abstentions and withheld authority. This means that if you abstain from voting or withhold authority to vote for a particular nominee, your vote will not count for or against the nominee. As more fully described in “Voting in Director Elections” on page 88 below, any nominee in this election who does not receive a majority of the votes cast must promptly offer to tender his or her resignation to the Board. The Nominating & Corporate Governance Committee will then consider the resignation and make a recommendation to the Board. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at

87

all, the Proxy Committee will vote your shares in favor of each of the nominees. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. Also, as discussed above, if your broker holds your shares, your broker is entitled to vote your shares in favor of this proposal.

Proposal 3: Advisory Vote on Named Executive Officer Compensation (“Say-on-Pay”). The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote on named executive officer compensation. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 4: Advisory Vote on the Frequency of the Say-on-Pay Vote. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to recommend the frequency of the say-on-pay advisory vote. This means that if you abstain from voting on this proposal, your vote will not count toward a recommendation on this proposal. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of setting the frequency of the “Say on Pay” vote to each year. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Confidential Voting. All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by mail, using the internet or by telephone. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if doing so is necessary to meet legal requirements.

Voting in Director Elections. Under the Company’s Charter, in an uncontested election for directors (i.e., an election where there are the same number of nominees as seats on the Board up for election), directors must be elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast is defined to mean that the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast “for” and “against” the election of the nominee. Accordingly, an abstention or a withholding of authority vote for a particular director nominee will not count for or against that nominee.

If a nominee for director who is an incumbent director is not re-elected by a majority of the votes cast as set forth above, and no successor has been elected at the Annual Meeting, the Company’s Corporate Governance Guidelines require the director to promptly offer to tender his or her resignation to the Board.

The Nominating and Corporate Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation or to take other action. The Board will act on the tendered resignation, taking into account the Committee’s recommendation, and will publicly disclose its decision and rationale within 90 days from the date of certification of the election results. The Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers appropriate or relevant. The director who tenders his or her resignation shall not participate in the recommendation

88

of the Committee or the decision of the Board with respect to the acceptance or rejection of his or her resignation.

If a director’s resignation is accepted by the Board, or if a nominee who is not an incumbent director is not elected, then the Board in its discretion may determine either to fill such vacancy or to reduce the size of the Board.

In contested elections, where there are more nominees than seats on the Board up for election, directors are elected by a plurality vote. This means that the nominees who receive the most votes of all the votes cast for directors will be elected.

Future Stockholder Proposals

Under the rules of the SEC, if you wish us to include a proposal in the Proxy Statement for next year’s Annual Meeting, we must receive it no later than Thursday, December 7, 2017.

If you wish to submit a proposal for consideration at next year’s annual meeting of stockholders, the Secretary of the Company must receive your proposal not less than 90 days nor more than 120 days prior to May 11, 2018 (the anniversary date of the immediately preceding annual meeting of stockholders); provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs.

You may obtain a copy of our Bylaws from the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting of stockholders other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.

Nominations for Director

Nominations for directors of the Company may be made at an annual meeting of stockholders by the Board or by any stockholder of the Company who complies with the information and timely notice requirements of the Bylaws. In addition, the Nominating & Corporate Governance Committee will consider director nominees recommended by stockholders in writing if such candidates meet our criteria for Board membership. The deadline for nominations for next year’s annual meeting of stockholders is the same as described above under “Future Stockholder Proposals”.

Cost and Methods of Soliciting Proxies

We pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained MacKenzie Partners, Inc. to perform proxy solicitation services for us, involving conducting bank/broker search, distributing proxy solicitation materials to stockholders, providing information to stockholders from the materials, and soliciting proxies by mail, courier, telephone, facsimile and e-mail. In connection with its retention, MacKenzie Partners, Inc. has agreed to provide consulting and analytic services upon request. We will pay a fee of approximately $15,000 to MacKenzie Partners, Inc. plus out-of-pocket expenses for these services.

Available Information

The Company’s web site address is http://www.childrensplace.com. The information contained on the Company’s web site is not included as a part of, or incorporated by reference into, this Proxy Statement. The Company makes available, free of charge on its internet web site, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company has electronically filed such material with, or furnished it to, the SEC. Also available on the Company’s web site are the Company’s Code of Business Conduct, Anti-Corruption Policy and Corporate Governance Guidelines and the charters of the

89

Committees of the Board. Hard copies of these materials are also available free of charge from the Company’s Investor Relations department.

Other Business

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the Annual Meeting other than those set forth herein, and we know of no additional matters that will be presented by others.

By order of the Board of Directors,

Bradley P. Cost

Senior Vice President, General Counsel and Secretary
The Children’s Place, Inc.

500 Plaza Drive
Secaucus, New Jersey 07094
April 3, 2017

90

ANNEX A

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP (ADJUSTED) TO GAAP FINANCIAL INFORMATION

(In thousands, except per share amounts)
(Unaudited)

	Year-to-Date Ended
	January 28,	January 30,	January 31,
	2017	2016	2015
Net income	$102,336	$57,884	$56,888
Non-GAAP adjustments:
Asset impairment charges	4,026	2,371	11,145
Provision for foreign exchange control penalties	1,900	—	—
Restructuring costs	(319)	6,159	7,981
Proxy costs	12	5,678	—
Legal settlement	(1,627)	5,000	—
Sales tax audit	—	1,350	—
DC exit costs (income)	282	98	(68)
Aggregate impact of Non-GAAP adjustments	4,274	20,746	19,058
Income tax effect (1)	(915)	(8,019)	(7,302)
International tax structure (2)	—	—	(1,793)
Prior year uncertain tax positions (3)	(2,680)	3,167
Prior year uncertain deferred tax adjustment (4)	—	810	—
Net impact of Non-GAAP adjustments	679	16,704	9,963
Adjusted net income	$103,015	$74,588	$66,851
GAAP net income per common share	$5.40	$2.80	$2.59
Adjusted net income per common share	$5.43	$3.60	$3.05

(1)	The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

(2)	Prior year tax benefit related to the allocation of certain foreign income.

(3)	Prior year tax provisions related to uncertain tax positions.

(4)	Prior year tax provisions related to deferred tax adjustment.

	Year-to-Date Ended
	January 28,	January 30,	January 31,
	2017	2016	2015
Operating Income	$147,408	$90,080	$80,043
Non-GAAP adjustments:
Asset impairment charges	4,026	2,371	11,145
Provision for foreign exchange control penalties	1,900	—	—
Restructuring costs	(319)	6,159	7,981
Proxy costs	12	5,678	—
Legal settlement	(1,627)	5,000	—
Sales tax audit	—	1,350	—
DC exit costs (income)	282	98	(68)
Net impact of Non-GAAP adjustments	4,274	20,746	19,058
Adjusted operating income	$151,682	$110,826	$99,101

	Year-to-Date Ended
	January 28,	January 30,	January 31,
	2017	2016	2015
Net Sales	$1,785,316	$1,725,777	$1,761,324
GAAP Operating Margin	8.3%	5.2%	4.5%
Non-GAAP (Adjusted) Operating Margin	8.5%	6.4%	5.6%

ANNUAL MEETING OF STOCKHOLDERS OF

THE CHILDREN’S PLACE, INC.

May 11, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT on Wednesday, May 10, 2017.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â

00003333333330330400	4	051117

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.		The Board of Directors recommends a vote “FOR” each of the nominees for director.
		1.	To elect the persons listed below to serve as directors of The Children’s Place, Inc. for a one-year term and in each case until his or her successor is duly elected and qualified.
					FOR	AGAINST	ABSTAIN
			Joseph Alutto		☐	☐	☐

			John E. Bachman		☐	☐	☐

			Marla Malcolm Beck		☐	☐	☐

			Jane Elfers		☐	☐	☐

			Joseph Gromek		☐	☐	☐

			Norman Matthews		☐	☐	☐

			Robert L. Mettler		☐	☐	☐

			Stanley W. Reynolds		☐	☐	☐

			Susan Sobbott		☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 2 and 3.

		2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of The Children’s Place, Inc. for the fiscal year ending February 3, 2018.		☐	☐	☐
		3.	To approve, by non-binding vote, executive compensation as described in the proxy statement.		☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	The Board of Directors recommends a vote for “1 YEAR”.
				1 year	2 years	3 years	ABSTAIN
		4.	To recommend, by non-binding vote, the frequency of executive “Say-on-Pay” compensation votes.	☐	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

THE CHILDREN’S PLACE, INC.

May 11, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

00003333333330330400	4	051117

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.		The Board of Directors recommends a vote “FOR” each of the nominees for director.
		1.	To elect the persons listed below to serve as directors of The Children’s Place, Inc. for a one-year term and in each case until his or her successor is duly elected and qualified.
					FOR	AGAINST	ABSTAIN
			Joseph Alutto		☐	☐	☐

			John E. Bachman		☐	☐	☐

			Marla Malcolm Beck		☐	☐	☐

			Jane Elfers		☐	☐	☐

			Joseph Gromek		☐	☐	☐

			Norman Matthews		☐	☐	☐

			Robert L. Mettler		☐	☐	☐

			Stanley W. Reynolds		☐	☐	☐

			Susan Sobbott		☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 2 and 3.

		2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of The Children’s Place, Inc. for the fiscal year ending February 3, 2018.		☐	☐	☐
		3.	To approve, by non-binding vote, executive compensation as described in the proxy statement.		☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	The Board of Directors recommends a vote for “1 YEAR”.
				1 year	2 years	3 years	ABSTAIN
		4.	To recommend, by non-binding vote, the frequency of executive “Say-on-Pay” compensation votes.	☐	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting to Be Held on May 11, 2017:

The proxy statement and form of proxy distributed by the Board of Directors and the
Company’s Form 10-K Annual Report for the fiscal year ended January 28, 2017 are available at http://www.childrensplace.com under the section “Investor Relations.”

☐

THE CHILDREN’S PLACE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE CHILDREN’S PLACE, INC.

The undersigned hereby appoints Michael Scarpa and Bradley P. Cost (the “Proxy Committee”), and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Children’s Place, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The Children’s Place, Inc. to be held at 500 Plaza Drive, Secaucus, New Jersey 07094, on Thursday, May 11, 2017, at 8:30 a.m., Secaucus New Jersey time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting to the extent permitted by Rule 14a-4(c) under the Exchange Act. The undersigned hereby revokes all proxies previously given.

If no specification is made, this proxy will be voted with respect to item (1) FOR the Board of Directors’ nominees listed, (2) FOR ratification of the selection of BDO USA, LLP as independent registered public accounting firm of the Company for the fiscal year ending February 3, 2018, (3) FOR the approval of executive compensation on an advisory basis and (4) FOR 1 year for the frequency of an advisory vote on executive compensation.

1.1	(Continued and to be signed on the reverse side)	14475